                                                                    Exhibit 99

[GE LOGO APPEARS HERE]

S&S Program
Mutual Funds Annual Report & S&SP Disclosure Statement
December 31, 1994
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

Table of Contents

A Letter from the Chairman                            1
A Message from the Managers                           2-3
Financial Highlights                                  4-5
Financial Statements                                  6-8
Notes to Financial Statements                         9-13
Schedules of Investments                              14-25
Report of Independent Auditors                        26
GE S&S Program                                        27
Schedules of Investments (Unaudited)                  28-31
GE S&S Program Supplemental Information               32-33
GE S&S Program Disclosure Statement                   34-43
GE S&S Program Funds Meet The Managers                44
GE S&S Program Funds Investment Team                  44
GE S&S Program Funds Services                         45

1

A LETTER from the Chairman

[PHOTO OF DALE F. FREY APPEARS HERE]

Market Overview

1994 was a difficult year for the financial markets. The U.S. economy maintained a very strong level of growth throughout the year, which fueled concerns about overheating and fears of inflation. In response to these issues, the Federal Reserve Board raised interest rates six times - bringing the total increase in short-term interest rates to 250 basis points for the year. Together, these factors produced a difficult environment for investing.

The U.S. stock market sent investors on a roller coaster ride in 1994, as attention shifted between strong corporate earnings growth and the sharp rise in interest rates. Although the Dow Jones Industrial Average did end the year in positive territory, all other major equity market indices experienced a drop in price. This environment proved very difficult for most fund managers and 79% of all general equity mutual funds failed to beat the S&P 500.

1994 was especially trying for bondholders. Inflation fears and the Federal Reserve's interest rate hikes resulted in price declines which were greater than the coupons earned on most bonds. As a result, bonds experienced their first negative return since 1969.

Looking ahead, we remain cautious about the short-term outlook for the U.S. equity market. Until the Federal Reserve finally ends its string of interest rate hikes, we believe the U.S. stock market will have limited upside potential. The bond market will continue to fluctuate with changing perceptions of inflation and potential interest rate hikes. However, the worst of the bond market correction appears to have passed and bond yields are now more attractive than they have been for some time.

Although 1994 was a difficult year, we have maintained our disciplined investment approach throughout and strongly believe that this will pay off over time. On behalf of the team at GE Investments, we look forward to serving your investment needs in 1995.

Sincerely,

Dale F. Frey
Chairman of the Board and President
General Electric Investment Corporation

2

A MESSAGE FROM THE MANAGERS

            [GRAPH APPEARS HERE]

PORTFOLIO COMPOSITION

Consumer                           32.1%
Energy & Basic Materials           18.1%
Capital Goods                      15.1%
Financial Services                 13.3%
Utilities                           9.3%
Technology                          8.2%
Transportation                      2.6%
Cash & Other                        1.3%

                              Investment Profile

A Fund designed for investors who seek long-term growth of capital and income. The Fund invests principally in domestic common stocks or in securities convertible into common stocks. Cash, preferred stocks, bonds and foreign securities can also be held.

            [GRAPH APPEARS HERE]

COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE S&S PROGRAM MUTUAL FUND

                              1985     1986     1987     1988     1989     1990     1991     1992     1993     1994
S&S Program Mutual Fund    $12,650  $14,763  $14,733  $16,943  $22,043  $21,426  $27,682  $29,924  $33,365  $32,778
S&P 500 Index               13,170   15,593   16,404   19,144   25,136   24,331   31,752   34,197   37,651   38,178


AVERAGE ANNUAL TOTAL RETURN
for the periods ended December 31, 1994

- -----------------------------------------------------------------------------
                                              1 Yr.       5 Yr.       10 Yr.

S&S Program Mutual                           -1.76%       8.26%       12.60%
S&P 500 Index                                 1.38%       8.72%       14.33%
- -----------------------------------------------------------------------------

See notes to performance.
Past performance is no guarantee of future results.

S&S PROGRAM MUTUAL FUND

- -----------------------------------------------------------------------------
Eugene K. Bolton, Portfolio Manager

[PHOTO OF EUGENE K. BOLTON APPEARS HERE]

The S&S Program Mutual Fund had a return of negative 1.76% in 1994. The S&P 500 returned 1.38% for the same period. Our WSJ/Lipper peer group of 348 growth and income funds had an average return of negative 0.94%. As the data indicates, 1994 was a difficult year for stocks and fund managers.

S&S Program Mutual's relative performance within this environment was helped by an overweighting in healthcare and an underweighting in the utility sector. Meanwhile, performance was hurt by an overweighting in financial stocks, which lagged due to the unexpectedly large rise in interest rates. We do, however, expect the financial sector's performance to improve in 1995 as interest rates stabilize. The Fund was also hurt by an underweighting in certain basic material industries such as commodity chemicals and metals. Surprisingly large price increases in these commodities resulted in sharp stock price outperformance. In 1995, we would expect the relative performance of commodity stocks to moderate as the economy slows.

While sector weightings did have some impact on performance, the principal focus of the Fund is on bottom-up stock selection. Stock selection was particularly difficult last year and a number of our large holdings lagged the market. In cases where the underperformance was the result of deteriorating fundamentals, the positions have been sold or reduced. But in many cases, the fundamentals remain strong and the stocks have become even more attractive on a valuation basis. In these instances our positions have been maintained or increased.

In summary, we plan to stick with the stock selection disciplines that have worked well for us over the years. We believe the portfolio contains a great deal of value and is well positioned for 1995.

NOTES TO PERFORMANCE

- -----------------------------------------------------------------------------
Total returns assume changes in share price, reinvestment of dividends and capital gains.

The Standard & Poor's Composite Index of 500 Stocks (S&P 500), and the Lehman Brothers Aggregate Bond Index, are unmanaged indices and do not reflect the actual cost of investing in the instruments that comprise each index. The S&P 500 Index is a composite of the prices of 500 widely held U.S. stocks recognized by investors to be representative of the stock market in general. The Lehman Brothers Aggregate Bond Index is a composite index of short, medium, and long-term bond performance and is widely recognized as a barometer of the bond market in general. The results shown for the foregoing indices assume reinvestment of net dividends.

3

S&S LONG TERM INTEREST FUND

- -----------------------------------------------------------------------------
Robert A. MacDougall, Portfolio Manager

[PHOTO OF ROBERT A. MACDOUGALL APPEARS HERE]

S&S Long Term Interest Fund had a total return of negative 2.50% in 1994. The interest income generated by the portfolio and distributed to unitholders was more than offset by the price depreciation caused by higher interest rates. The LB Aggregate Bond Index returned a negative 2.92% for the year in what was the worst bond market since the inception of the index in 1976. However, longer term investors may be comforted by the fact that even after such a terrible year for the bond market, the Fund's average annual compounded return since inception (1980) is 11.71% (see chart below for 5 and 10 year total returns). Moreover, the Fund outperformed its WSJ/Lipper peer group of 210 intermediate bond funds which had an average return of negative 3.49% in 1994.

The Fund managed to outperform its peers thanks to defensive measures taken during 1994. We targeted a below average duration and positioned the maturity distribution of our securities so as to minimize the impact of rising interest rates. To increase portfolio yield we overweighted corporate bonds and underweighted governments. Our mortgage-backed securities also added yield and performance. We have been and continue to be active in the CMO (collateralized mortgage obligation) market, but avoided the well-publicized problems of some of our more aggressive competitors by emphasizing the less volatile securities in this sector.

As we look ahead to 1995, we expect additional increases in short-term rates as the Federal Reserve continues to slow the pace of economic activity. The bulk of the rise in rates is probably over, however, especially in the long end. As such we anticipate 1995 will bring a return to positive performance for the bond market and the S&S Long Term Interest Fund.

- -----------------------------------------------------------------------------
            [GRAPH APPEARS HERE]

            PORTFOLIO COMPOSITION

U.S. Government                      35.3%
Mortgage Backed                      26.7%
Corporate Notes                      25.7%
Asset Backed                         11.8%
Cash & Other                          0.5%
- -----------------------------------------------------------------------------

                              INVESTMENT PROFILE

A Fund designed for investors who seek a high interest rate of return over a long-term period consistent with prudent management and preservation of capital. The Fund invests principally in obligations of the U.S. Government, corporate bonds, notes and other types of fixed income investments.

            [GRAPH APPEARS HERE]

COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE S&S LONG TERM INTEREST FUND

                              1985     1986     1987     1988     1989     1990     1991     1992     1993     1994

S&S Long Term Interest      11,970   14,161   14,260   15,315   17,535   19,184   22,253   23,789   26,120   25,476
LB Aggregate Bond Index     12,210   14,078   14,472   15,616   17,880   19,489   22,607   24,280   26,635   25,863



- -----------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURN
for the periods ended December 31, 1994

- -----------------------------------------------------------------------------
                                              1 Yr.       5 Yr.       10 Yr.

S&S Long Term Interest                       -2.50%       7.76%        9.80%
LB Aggregate Bond Index                      -2.92%       7.66%        9.96%

See notes to performance.
Past performance is no guarantee of future results.

- -----------------------------------------------------------------------------

4

FINANCIAL HIGHLIGHTS

Selected data based on a unit outstanding during the year ended December 31:

S&S PROGRAM MUTUAL FUND

                                                  1994        1993        1992        1991        1990
Net asset value, beginning of year             $37.01      $37.21      $37.97      $31.87      $35.33

INCOME (LOSS) FROM INVESTMENT OPERATIONS:
      Net investment income                      1.00        1.04        1.09        1.18        1.27
      Net realized and unrealized
          gains (losses) on investments         (1.65)       3.23        2.00        8.13       (2.29)
                                              -------     -------     -------     -------     -------
      TOTAL INCOME (LOSS) FROM
          INVESTMENT OPERATIONS                 (0.65)       4.27        3.09        9.31       (1.02)
                                             --------    --------    --------    --------    --------
LESS DISTRIBUTIONS FROM:
      Net investment income                      1.00        1.04        1.09        1.18        1.33
      Net realized gains                         1.71        3.43        2.76        2.03        1.11
      Tax basis return of capital                0.06        0.00        0.00        0.00        0.00
                                             --------    --------    --------    --------    --------
TOTAL DISTRIBUTIONS                              2.77        4.47        3.85        3.21        2.44
                                             --------    --------    --------    --------    --------
NET ASSET VALUE, END OF YEAR                   $33.59      $37.01      $37.21      $37.97      $31.87
                                             ========    ========    ========    ========    ========

TOTAL RETURN                                   (1.76%)     11.47%       8.14%      29.21%      (2.80%)

RATIOS / SUPPLEMENTAL DATA:
      Net assets, end of year
          (in thousands)                   $1,717,813  $1,805,194  $1,570,664  $1,367,091  $1,045,073
      Ratio of net investment income
          to average net assets                  2.70%       2.67%       2.91%       3.24%       3.73%
      Ratio of expenses to average net assets    0.13%       0.11%       0.11%       0.14%       0.21%
      Portfolio turnover rate                      33%         37%         40%         29%         23%

5

S&S LONG TERM INTEREST FUND

                                                  1994        1993        1992        1991        1990
Net asset value, beginning of year             $11.64      $11.82      $12.03      $11.28      $11.26

INCOME (LOSS) FROM INVESTMENT OPERATIONS:
      Net investment income                      0.74        0.77        0.89        0.97        0.89
      Net realized and unrealized
          gains (losses) on investments         (1.03)       0.36       (0.10)       0.75        0.10
                                             --------    --------    --------    --------    --------
      Total income (loss) from
          investment operations                 (0.29)       1.13        0.79        1.72        0.99
                                             --------    --------    --------    --------    --------
LESS DISTRIBUTIONS FROM:
      Net investment income                      0.74        0.77        0.89        0.97        0.97
      Net realized gains                         0.09        0.54        0.11        0.00        0.00
                                             --------    --------    --------    --------    --------
TOTAL DISTRIBUTIONS                              0.83        1.31        1.00        0.97        0.97
                                             --------    --------    --------    --------    --------

NET ASSET VALUE, END OF YEAR                   $10.52      $11.64      $11.82      $12.03      $11.28
                                             ========    ========    ========    ========    ========

TOTAL RETURN                                   (2.50%)      9.80%       6.92%      16.03%       9.40%

RATIOS / SUPPLEMENTAL DATA:
      Net assets, end of year
          (in thousands)                   $2,806,433  $3,238,094  $3,053,167  $2,523,428  $1,859,019
      Ratio of net investment income
          to average net assets                  6.66%       6.36%       7.55%       8.60%       8.95%
      Ratio of expenses to average net assets    0.11%       0.07%       0.07%       0.06%       0.12%
      Portfolio turnover rate                     219%        154%         45%         65%        214%

6

STATEMENTS OF ASSETS AND LIABILITIES
December 31, 1994 (Amounts in thousands)

                                                                         S&S PROGRAM          S&S LONG TERM
                                                                          MUTUAL FUND          INTEREST FUND
ASSETS
      Investments in securities, at market
          (Cost $1,556,398 and $3,041,548, respectively)                  $1,675,875             $2,945,500
      Temporary investments (at amortized cost)                               33,824                328,789
      Foreign currency (Cost $175 and
      $10,395, respectively)                                                     180                 10,474
      Receivable for investments sold                                         14,022                107,965
      Dividends receivable                                                     4,750                      0
      Interest receivable                                                        938                 44,818
      Tax reclaim receivable                                                      71                     34
      Receivable for fund units sold                                               0                 49,005
      Net receivable on forward foreign currency contracts                         0                      7
                                                                         ------------           ------------
          TOTAL ASSETS                                                     1,729,660              3,486,592
                                                                         ------------           ------------
LIABILITIES
      Distributions payable to shareholders                                        0                    608
      Payable upon return of securities loaned                                     0                477,058
      Payable for investments purchased                                       10,045                200,112
      Payable for fund units repurchased                                         323                    283
      Payable to GEIC                                                          1,479                  1,868
      Payable to custodian                                                         0                    230
                                                                         ------------           ------------
          TOTAL LIABILITIES                                                   11,847                680,159
                                                                         ------------           ------------
NET ASSETS                                                                $1,717,813             $2,806,433
                                                                         ============           ============
NET ASSETS CONSIST OF:
      Capital paid in                                                      1,605,746              3,026,089
      Undistributed (overdistributed) net investment income                       40                   (827)
      Accumulated net realized gain (loss)                                    (7,478)              (122,926)
      Net unrealized appreciation (depreciation) on:
          Investments                                                        119,477                (96,048)
          Foreign currency transactions                                            5                     86
          Foreign denominated assets and liabilities                              23                     59
                                                                         ------------           ------------
NET ASSETS                                                                $1,717,813             $2,806,433
                                                                         ============           ============
Units outstanding ($25.00 and $10.00 par value, respectively)                 51,135                266,671
Net asset value, offering and redemption price per unit                       $33.59                 $10.52

See Notes to Financial Statements

7

STATEMENTS OF OPERATIONS
For the year ended December 31, 1994 (Amounts in thousands)

                                                                          S&S PROGRAM         S&S LONG TERM
                                                                          MUTUAL FUND          INTEREST FUND
INVESTMENT INCOME
      INCOME:
          Dividends                                                          $45,654                     $0
          Interest                                                             4,232                198,791
          Less: Foreign taxes withheld                                          (370)                  (183)
                                                                         ------------           ------------
      TOTAL INCOME                                                            49,516                198,608
                                                                         ------------           ------------

      EXPENSES:
          Administrative expenses                                              1,265                  1,659
          Unitholder servicing agent expenses                                    218                    232
          Transfer agent fees                                                    307                    583
          Custody and accounting                                                 185                    294
          Professional fees                                                      105                    172
          Registration, filing and printing                                      140                    148
          Miscellaneous expenses                                                   5                     17
                                                                         ------------           ------------
      TOTAL EXPENSES                                                           2,225                  3,105
                                                                         ------------           ------------
      NET INVESTMENT INCOME                                                   47,291                195,503
                                                                         ------------           ------------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
      Realized gain/(loss) on:
          Investments                                                         80,678               (121,547)
          Futures                                                                  0                    (49)
          Written options                                                          0                    277
          Foreign currency transactions                                          (36)                (2,434)
      Increase (decrease) in unrealized appreciation/depreciation on:
          Investments                                                       (159,857)              (149,811)
          Foreign currency transactions                                            6                     86
          Foreign denominated assets and liabilities                              72                     59
                                                                         ------------           ------------
      Net realized and unrealized gain (loss)
      on investments                                                         (79,137)              (273,419)
                                                                         ------------           ------------
      NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS       $(31,846)              $(77,916)
                                                                         ============           ============

See Notes to Financial Statements

8

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended December 31, 1994 and 1993
(Amounts in thousands )

                                                              S&S Program             S&S Long Term
                                                               Mutual Fund            Interest Fund
                                                         ---------------------    --------------------
                                                             1994        1993        1994        1993
INCREASE IN NET ASSETS
      OPERATIONS:
          Net investment income                           $47,291     $45,717    $195,503    $206,927
          Net realized gain (loss) on investments,
               futures, written options and foreign
               currency transactions                       80,642     146,889    (123,753)    166,686
          Net increase (decrease) in unrealized
               appreciation/depreciation                 (159,779)     (7,559)   (149,666)    (71,038)
                                                        ---------   ---------   ---------   ---------
          Net increase (decrease) from operations         (31,846)    185,047     (77,916)    302,575
                                                        ---------   ---------   ---------   ---------
      DISTRIBUTIONS TO UNITHOLDERS FROM:
          Net investment income                           (47,424)    (45,727)   (195,502)   (206,927)
          Net realized gains                              (81,231)   (150,638)    (24,774)   (142,008)
          Tax basis return of capital                      (2,712)          0           0           0
                                                        ---------   ---------   ---------   ---------
      Total distributions                                (131,367)   (196,365)   (220,276)   (348,935)
                                                        ---------   ---------   ---------   ---------
      Decrease in net assets from
      operations and distributions                       (163,213)    (11,318)   (298,192)    (46,360)
      Unit transactions:
      Proceeds from sale of units                          11,599     100,491      53,081     141,734
      Value of distributions reinvested                   121,318     181,742     213,085     339,329
      Cost of units redeemed                              (57,085)    (36,385)   (399,635)   (249,776)
                                                        ---------   ---------   ---------   ---------
      Net increase (decrease) from
      unit transactions                                    75,832     245,848    (133,469)    231,287
                                                        ---------   ---------   ---------   ---------
      Total increase (decrease) in net assets             (87,381)    234,530    (431,661)    184,927

NET ASSETS
      Beginning of year                                 1,805,194   1,570,664   3,238,094   3,053,167
                                                        ---------   ---------   ---------   ---------
      End of year                                      $1,717,813  $1,805,194  $2,806,433  $3,238,094
                                                        =========   =========   =========   =========
Undistributed (overdistributed) net investment
      income, end of year                                     $40          $0       $(827)         $0

CHANGES IN FUND UNITS
- ------------------------------------------------------------------------------------------------------
Units sold                                                    323       2,591       5,027      12,048
Issued for distributions reinvested                         3,609       4,903      19,518      28,393
Units redeemed                                             (1,578)       (923)    (36,173)    (20,360)
                                                        ---------   ---------   ---------   ---------
Net increase (decrease) in Fund units                       2,354       6,571     (11,628)     20,081
                                                        =========   =========   =========   =========

SEE NOTES TO FINANCIAL STATEMENTS

9

NOTES TO FINANCIAL STATEMENTS

December 31, 1994

1. ORGANIZATION OF THE FUNDS

The GE S&S Program Funds (the "Funds") are registered under the Investment Company Act of 1940 (as amended) ("the 1940 Act") as diversified, open-end management investment companies and are authorized to issue an unlimited number of shares. The Funds are two of the investment options offered under the GE Savings & Security Program ("Program"). The Program, through a trust, owns 49% of the S&S Program Mutual Fund and 62% of the S&S Long Term Interest Fund. The Funds operate as Employees' Securities Companies (as defined in the 1940 Act) and as such are exempt from certain provisions of the 1940 Act.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summarizes the significant accounting policies of the Funds:

SECURITY VALUATION AND TRANSACTIONS

Securities for which exchange quotations are readily available are valued at the last sale price, or if no sales occurred on that day, at the quoted bid price. Certain fixed income securities are valued by a pricing service based upon a computerized matrix system, which considers market transactions and dealer supplied valuations.

Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded. Written options traded on an exchange are valued using the last sale price or, in the absence of a sale, the last offering price, and options traded over-the-counter are valued using dealer-supplied valuations. Forward foreign currency contracts are valued at the mean between the bid and offered forward rates as last quoted by a recognized dealer.

Temporary investments maturing within 60 days are valued at amortized cost or original cost plus accrued interest, each of which approximates fair value.

Portfolio positions which cannot be valued as set forth above are valued at fair value under procedures approved by the Trustees.

Transactions are accounted for as of the trade date. Cost is determined and gains and losses are based upon the first in first out method for both financial statement and federal tax purposes.

To secure prices or yields deemed advantageous at a particular time, the Funds may purchase or sell securities on a when-issued or forward commitment basis. Payment and delivery may take place a month or more after the date of the transaction. The price of the underlying securities and the date when the securities will be delivered and paid for are fixed at the time the transaction is negotiated. This may increase the risk if the other party involved in the transaction fails to deliver and causes the Fund to subsequently invest at less advantageous yields. The Funds may enter into such purchases if they hold collateral (cash, U.S. Government securities or other liquid, high grade debt obligations) with the Funds' custodian sufficient to cover the purchase price, or if they enter into an offsetting contract for the sale of securities of equal value.

FOREIGN CURRENCY

Accounting records of the Funds are maintained in U.S. dollars. Investment securities and other assets and liabilities denominated in foreign currency are translated to U.S. dollars at the mean between the bid and offered quotations of currencies against U.S. dollars as last quoted by a recognized dealer. Purchases and sales of investment securities and income and expenses are translated to U.S. dollars at the mean between the bid and offered quotations prevailing on the respective dates of such transactions.

10

During 1994, the Funds adopted Statement of Position (SOP) 93-4: "Foreign Currency Accounting and Financial Statement Presentation for Investment Companies." As permitted under the SOP, the Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Further, as permitted under the SOP, the reported net realized exchange gains or losses from foreign currency transactions represent sales of foreign currencies, currency gains or losses between the trade date and the settlement dates on securities transactions, realized gains and losses on forward foreign currency contracts, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities at fiscal year end, as a result of changes in the exchange rate.

INCOME TAXES

It is each Fund's policy to comply with all sections of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and gains to its unitholders and therefore no provision for federal income tax has been made. Each Fund is treated as a separate taxpayer for federal income tax purposes.

As of December 31, 1994, the S&S Long Term Interest Fund had a capital loss carryover of approximately $88,910,000 available to offset future realized capital gains. The carryforward expires on December 31, 2002. To the extent that the carryover losses are used to offset future capital gains, it is probable that the gains so offset will not be distributed to shareholders.

Any net capital and currency losses incurred after October 31, within the S&S Long Term Interest Fund's tax year, are deemed to arise on the first day of the Fund's next tax year. The Fund incurred and elected to defer approximately $33,282,000 of net capital and currency losses during the period in fiscal 1994.

INVESTMENT INCOME

Corporate actions (including cash dividends) are recorded net of nonreclaimable tax withholdings on the ex-dividend date, except for certain foreign securities for which corporate actions are recorded as soon as the Funds are informed. Interest income is recorded on the accrual basis. All discounts and premiums on taxable bonds are amortized to call or maturity date, whichever is shorter.

EXPENSES

Expenses of the Funds which are directly identifiable to a specific Fund are allocated to that Fund. Expenses which are not readily identifiable to a specific Fund are allocated in such a manner as deemed equitable, taking into consideration the nature and type of expense and the relative sizes of the Funds. All expenses of the Funds are paid by the Investment Advisor and reimbursed by the Funds.

DISTRIBUTIONS TO UNITHOLDERS

The S&S Long Term Interest Fund declares dividends daily (paid monthly) equivalent to net investment income. The S&S Program Mutual Fund declares and pays dividends of net investment income annually. Both Funds declare and pay net realized capital gain distributions annually. These distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

11

FORWARD FOREIGN CURRENCY CONTRACTS

A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency.

REPURCHASE AGREEMENTS

The Funds' custodian takes possession of the collateral pledged for investments in repurchase agreements on behalf of the Funds. It is the policy of the Funds to value the underlying collateral daily on a mark-to-market basis to determine that the value, including accrued interest, is at least equal to the repurchase price. In the event of default of the obligation to repurchase, the Funds have the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation.

FUTURES AND OPTIONS

The Funds may invest in futures contracts and write options. These investments involve, to varying degrees, elements of market risk and risks in excess of the amount recognized in the Statement of Assets and Liabilities. The face or contract amounts reflect the extent of the involvement the Funds have in the particular classes of instruments. Risks may be caused by an imperfect correlation between movements in the price of the instruments and the price of the underlying securities and interest rates. Risks also may arise if there is an illiquid secondary market for the instruments, or due to the inability of counterparties to perform. The Funds will invest in these instruments to hedge against the effects of changes in value of portfolio securities due to anticipated changes in interest rates and/or market conditions, for duration management, or when the transactions are economically appropriate to the reduction of risk inherent in the management of the Fund involved.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed. The Fund will realize a gain or loss upon the expiration or closing of the option transaction. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid.

SECURITY LENDING

The Funds may loan securities to well known and recognized U.S. and foreign brokers and banks and receive a lenders fee. These fees are included in interest income. The loans of securities will be collateralized by cash, letters of credit or U.S. Government Securities. The collateral will be segregated and maintained at all times with the custodian and must be equal to the current value of the securities loaned. In the event the counterparty (borrower) does not meet its contracted obligation to return the securities, the Fund may be exposed to the risk of loss of reacquiring the loaned securities at prevailing market prices.

12

OTHER

There are certain additional risks involved when investing in foreign securities that are not inherent in domestic securities. These risks may involve foreign currency exchange rate fluctuations, adverse political and economic developments and the imposition of unfavorable foreign governmental laws and restrictions.

3. FEES AND COMPENSATION PAID TO AFFILIATES

ADVISORY AND ADMINISTRATION FEES

During 1994 the Funds incurred expenses for the cost of services directed by General Electric Company's wholly owned subsidiary, General Electric Investment Corporation ("GEIC"), as Investment Advisor and for services GEIC rendered as unitholder servicing agent. These expenses are included as administrative expenses and unitholder servicing agent fees in the Statement of Operations. The Trustees received no compensation as Trustees for the S&S Funds.

BROKERAGE COMMISSIONS

Brokerage commissions received by affiliates of the Funds' investment advisor, from portfolio transactions conducted with the Funds during the year ended December 31, 1994, amounted to $43,970.

4. AGGREGATE UNREALIZED APPRECIATION AND DEPRECIATION

(Dollars in Thousands)

Aggregate gross unrealized appreciation/(depreciation) of investments for each Fund at December 31, 1994, were as follows:

                                                                                Net
                                           Gross             Gross       Unrealized
                                      Unrealized        Unrealized     Appreciation
                                    Appreciation      Depreciation    (Depreciation)
- ------------------------------------------------------------------------------------
S&S Program Mutual Fund                 $185,035           $65,558         $119,477
S&S Long Term Interest Fund               10,213           106,261          (96,048)

The aggregate cost of each Fund's investments was substantially the same for book and federal income tax purposes at December 31, 1994.

5. Options

(Dollars in Thousands)

During the year ended December 31, 1994 the following option contracts were written for the S&S Long Term Interest Fund:

                                                         Number
                                                   of Contracts      Premium
- -----------------------------------------------------------------------------
Balance as of December 31, 1993                              0       $    0
Written                                                 11,742          468
Closed and Expired                                     (11,357)        (336)
Exercised                                                 (385)        (132)
                                                      ---------    ---------
Balance as of December 31, 1994                              0       $    0
                                                      =========    =========

13

NOTES TO FINANCIAL STATEMENTS - (Continued)

6. Investment Transactions

(Dollars in Thousands)

The cost of purchases and the proceeds from sales of investments, other than U.S. Government obligations, short-term securities and options, for the year ended December 31, 1994 were:

                                                      Purchases        Sales
- ----------------------------------------------------------------------------
S&S Program Mutual Fund                                $568,429     $558,705
S&S Long Term Interest Fund                           1,047,715      956,417

The cost of purchases and the proceeds from sales of long-term U.S. Government obligations for the year ended December 31, 1994 were:

                                                      Purchases        Sales
- ----------------------------------------------------------------------------
S&S Program Mutual Fund                                  $1,055       $2,188
S&S Long Term Interest Fund                           5,200,932    5,413,078

7. Security Lending

At December 31, 1994, the S&S Long Term Interest Fund loaned securities having a value, including accrued interest, of approximately $469,878,565 and received $487,320,458 in cash and letters of credit as collateral for the loans. Cash collateral received is invested in high grade liquid debt obligations and temporary investments at December 31, 1994.

14

SCHEDULE OF INVESTMENTS
December 31, 1994  (Dollars in Thousands)

S&S PROGRAM MUTUAL FUND

- ------------------------------------------------------------------------
                                                    Number
                                                 of Shares         Value
- ------------------------------------------------------------------------
COMMON STOCK-91.7%
- ------------------------------------------------------------------------
AEROSPACE-3.5%
BE Aerospace Inc.                                  150,118        $1,107 (a)
Boeing Co.                                         135,794         6,348
General Motors Corp. (Class H)                      50,417         1,758
Lockheed Corp.                                     114,769         8,335
Martin Marietta Corp.                               87,610         3,888
Martin Marietta Matls Inc.                          81,064         1,439
McDonnell Douglas Corp.                             62,204         8,833
Raytheon Co.                                       161,625        10,324
Rockwell International Corp.                        80,601         2,881
TRW Inc.                                            46,257         3,053
United Technologies Corp.                          203,809        12,815
                                                                  60,781
AUTOMOTIVE-2.0%
Chrysler Corp.                                     192,744         9,444
Ford Motor Co.                                     250,588         7,017
General Motors Corp.                               281,948        11,912
Goodyear Tire & Rubber Co.                         176,972         5,951
                                                                  34,324
BANKS & FINANCIAL SERVICES-8.7%
American Express Co.                               248,815         7,340
Banc One Corp.                                     189,239         4,802
Bank of New York Inc.                               59,574         1,728
BankAmerica Corp.                                  104,157         4,114
Bankatlantic Bancorp Inc.                           59,408           921
Banque National Paris                               21,399           984
Barnett Banks Inc.                                  35,921         1,378
BayBanks Inc.                                       28,036         1,479
Beneficial Corp.                                   349,529        13,632
Block H & R Inc.                                    12,265           455
Boatmen's Bancshares Inc.                          159,450         4,325
Chemical Banking Corp.                             136,348         4,892
Citicorp                                           221,007         9,144
Countrywide Credit Industries                      164,705         2,141
Crestar Financial Corp.                             46,913         1,765
Cullen Frost Bankers Inc.                           10,182           314
Dean Witter Discover & Co.                         157,699         5,342
Edwards A G Inc.                                    70,088         1,262
Equitable Cos. Inc. (Series B)                      93,825         1,701
Federal National Mortgage Assoc.                   298,911        21,783
First Bank Systems Inc.                             26,284           874
First Fidelity Bancorp                              29,792         1,337
First Interstate Bancorp                            50,815         3,436
Itel Corp.                                          64,481         2,233 (a)
Mellon Bank Corp.                                   53,164         1,628
Merrill Lynch & Co. Inc.                            52,566         1,879
MGIC Investment Corp.                               71,840         2,380
Morgan (J.P.) & Co. Inc.                           115,646         6,476
Nationsbank Corp.                                   97,019         4,378
Rollins Inc.                                        31,539           721
Salomon Inc.                                         8,761           329
Signet Banking Corp.                               103,381         2,959
Standard Federal Bank Troy, MI                      77,098         1,841
State Street Boston Corp.                           84,104         2,408
T. Rowe Price & Associates                          38,548         1,156
Transamerica Corp.                                 160,662         7,993
Travelers Inc.                                     461,264        14,991
Wells Fargo &  Co.                                  18,574         2,693
                                                                 149,214
BROADCASTING, ENTERTAINMENT & MEDIA-3.7%
Capital Cities/ABC Inc.                             47,315         4,034
Carnival Corp.                                      17,521           372
CBS Inc.                                            28,033         1,552
Comcast Corp. (Class A)                            358,192         5,619
Disney (Walt) Co.                                   47,309         2,182
Donnelley (R.R.) & Sons Co.                        134,043         3,954
Dun & Bradstreet Corp.                             113,894         6,264
Gannett Inc.                                       172,418         9,181
Interpublic Group Cos. Inc.                         79,377         2,550
King World Productions Inc.                         49,654         1,713 (a)
Multimedia Inc. New                                 28,035           799 (a)
News Corp. Ltd. ADR                                     19             0 (a)
Reuters Holdings PLC ADR (Class B)                 127,561         5,597

See Notes to Schedule of Investments and Financial Statements.

15

SCHEDULE OF INVESTMENTS
December 31, 1994  (Dollars in Thousands)

S&S PROGRAM MUTUAL FUND

- ------------------------------------------------------------------------
                                                    Number
                                                 of Shares         Value
- ------------------------------------------------------------------------
Rio Hotel & Casino Inc.                            131,355     $   1,593 (a)
Tele-Communications Inc. (Class A)                 248,919         5,414 (a)
Television Broadcast Ltd.                          216,000           863
Time Warner Inc.                                   265,804         9,337
Viacom Inc. (Class A)                                4,503           188 (a)
Viacom Inc. (Class B)                               34,124         1,386 (a)
Viacom Inc. (Common Rights)                         56,295            63 (a)
                                                                  62,661
BUILDING MATERIALS & CONSTRUCTION-0.2%
Schuler Homes Inc.                                  22,472           320 (a)
Sherwin Williams Co.                                29,786           987
Stanley Works                                       69,366         2,480
                                                                   3,787
CHEMICAL-3.3%
Air Products & Chemicals Inc.                      178,565         7,968
Cabot Corp.                                         84,442         2,396
Du Pont de Nemours (E.I.)                          287,364        16,164
Eastman Chemical Co. WI                             66,584         3,362
Ferro Corp.                                         24,874           594
FMC Corp.                                           14,020           810 (a)
Hercules Inc.                                       28,148         3,248
Hoechst Ag                                           4,319           939 (a)
IMC Global Inc.                                     41,177         1,781 (a)
Imperial Chemical Inds PLC ADR                      19,275           896
Lubrizol Corp.                                     118,273         4,007
Minerals Technologies Inc.                          70,368         2,058
Monsanto Co.                                        40,412         2,849
Morton International Inc.                          167,335         4,769
Unifi Inc.                                          85,912         2,191
Witco Corp.                                        127,912         3,150
                                                                  57,182
CONSUMER RELATED-10.9%
American Brands Inc.                                43,806         1,643
American Stores Co.                                238,302         6,404
Anheuser Busch Cos. Inc.                           111,818         5,689
Black & Decker Corp.                                39,297           933
Campbell Soup Co.                                   37,672         1,662
Coca Cola Co.                                       50,813         2,617
Colgate Palmolive Co.                              201,164        12,749
Collins &  Aikman Corp.                            204,059         1,735 (a)
Conagra Inc.                                        52,566         1,643
CPC International Inc.                              98,123         5,225
Dole Food Inc.                                     113,663         2,614
Duracell International Inc.                         10,513           456
Eastman Kodak Co.                                  364,614        17,410
General Mills Inc.                                  87,609         4,994
Harman International Industries Inc.                84,442         3,124
Host Marriott Corp.                                 53,442           514 (a)
Kellogg Co.                                         25,407         1,477
Marriot International Inc.                          66,584         1,873
McDonalds Corp.                                    413,054        12,082
MHS Hldgs Corp.                                        173             0 (a)
Nestle SA (Regd.)                                    7,594         7,234
Nike Inc.                                           15,770         1,177
Nine West Group Inc.                                86,704         2,460 (a)
Penney J C Inc.                                     87,610         3,910
Pepsico Inc.                                       694,112        25,162
Philip Morris Cos. Inc.                            385,722        22,179
Procter & Gamble Co.                               280,891        17,415
Promus Cos Inc.                                     52,444         1,626 (a)
Ralston Purina Co.                                  17,523           782
Rubbermaid Inc.                                      8,762           252
Sara Lee Corp.                                      70,089         1,770
Scholastic Corp.                                    12,264           625 (a)
Singer Co. N V                                      52,566         1,570
Stanhome Inc.                                      104,027         3,290
Sunbeam Oster Inc.                                  73,801         1,900
Timken Co.                                          36,796         1,297
Tommy Hilfiger Corp.                                19,625           886 (a)
UST Inc.                                            28,036           778
Wal Mart Stores Inc.                               217,272         4,617
Whirlpool Corp.                                     59,573         3,023
                                                                 186,797
DIVERSIFIED MANUFACTURING-5.5%
Alco Standard Corp.                                 42,221         2,649
Allied Signal Inc.                                 502,056        17,070
Canadian Pacific Ltd.                              392,538         5,888
Dover Corp.                                        102,505         5,292

See Notes to Schedule of Investments and Financial Statements.

16

SCHEDULE OF INVESTMENTS
December 31, 1994  (Dollars in Thousands)

S&S PROGRAM MUTUAL FUND

- ------------------------------------------------------------------------
                                                    Number
                                                 of Shares         Value
- ------------------------------------------------------------------------
Grupo Carso SA de C V ADR                          105,132     $   1,498(a,b)
Hanson PLC ADR                                     272,470         4,905
ITT Corp.                                          106,021         9,396
Litton Industries Inc.                              22,779           843 (a)
Loews Corp.                                        132,735        11,531
Minnesota Mining &
Manufacturing                                      274,918        14,674
Teleflex Inc.                                       28,036           995
Tenneco Inc.                                       133,728         5,684
Textron Inc.                                       170,132         8,570
Trinova Corp.                                       43,806         1,287
Tyco Interest Ltd.                                  57,732         2,742
Welbilt Corp.                                       65,192         2,176 (a)
                                                                  95,200
DRUGS, HEALTH CARE & COSMETICS-9.0%
Abbott Laboratories                                493,643        16,105
Allergan Inc.                                      104,803         2,961
American Home Products Corp.                       125,695         7,887
American Medical Response                           26,281           759 (a)
Arbor Drugs Inc.                                    36,796           764
Avon Products Inc.                                  98,124         5,863
Baxter International Inc.                          144,593         4,085
Bergen Brunswig Corp.                               21,054           440
Bristol-Myers Squibb Co.                           220,812        12,780
Coastal Healthcare Group Inc.                       12,268           336 (a)
Columbia HCA Healthcare Corp.                       11,808           431
Dentsply International Inc.                         29,786           938
Eli Lilly & Co.                                    220,786        14,489
FHP International Corp.                             50,815         1,309 (a)
Fisher Scientific International Inc.                59,978         1,484
Gillette Co.                                        12,899           964
Health Care & Retirement Corp.                      28,037           845 (a)
Healthtrust Inc.                                    86,125         2,734 (a)
International Flavours                               8,763           405
Ivax Corp.                                          59,576         1,132
Johnson & Johnson                                  329,081        18,017
Merck & Co. Inc.                                   453,389        17,285
Novacare Inc.                                       45,032           326 (a)
Pfizer Inc.                                        122,654         9,475
Schering Plough Corp.                               87,611         6,483
Smithkline Beecham PLC ADR                         322,549        11,047
Teva Pharmaceutical Inds Ltd. ADR                   75,059         1,816
United Healthcare Corp.                             45,782         2,066
Upjohn Co.                                         218,678         6,724
Warner Lambert Co.                                  49,062         3,778
                                                                 153,728
ELECTRICAL & ELECTRONICS-6.2%
ADT Ltd.                                           265,331         2,852 (a)
Airtouch Communications                            201,504         5,869 (a)
AMP Inc.                                           111,942         8,144
Amphenol Corp. (Class A)                           105,132         2,523 (a)
Applied Materials Inc.                             139,299         5,885 (a)
Arrow Electronics Inc.                              70,368         2,525 (a)
BBC Brown Boveri                                     7,709         6,637
E Systems Inc.                                      54,319         2,261
Emerson Electric Co.                               288,517        18,032
General Signal Corp.                                19,274           614
Hewlett Packard Co.                                127,131        12,697
Hubbell Inc. (Class B)                             131,538         7,005
Intel Corp.                                         89,363         5,708
Loral Corp.                                         60,985         2,310
Micron Technology Inc.                              43,518         1,920
Molex Inc. (Class A)                                99,642         3,089
Motorola Inc.                                       81,957         4,743
Northern Telecom Ltd.                               57,824         1,930
Perkin Elmer Corp.                                 100,765         2,582
Philips Electronics N V                             45,555         1,338
Texas Instruments Inc.                              24,530         1,837
Thermo Electron Corp.                               49,258         2,211 (a)
Varian Associates Inc.                              85,859         3,005
                                                                 105,717
ELECTRIC UTILITIES-2.3%
Central & South West Corp.                         141,929         3,211
CMS Energy Corp.                                   154,701         3,539
Dominion Resources Inc.                             73,592         2,631

See Notes to Schedule of Investments and Financial Statements.

17

SCHEDULE OF INVESTMENTS
December 31, 1994  (Dollars in Thousands)

S&S PROGRAM MUTUAL FUND

- ------------------------------------------------------------------------
                                                    Number
                                                 of Shares         Value
- ------------------------------------------------------------------------
Houston Industries Inc.                             63,082        $2,247
Illinova Corp.                                      61,327         1,334
NIPSCO Industries Inc.                             158,328         4,710
Pinnacle West Capital Corp.                        227,656         4,496
Public Service Co. Colorado                         35,044         1,030
Public Service Co. New Mexico                      175,221         2,278 (a)
Southern Co.                                       456,451         9,129
Unicom Corp.                                       231,292         5,551
                                                                  40,156
ENERGY & ENERGY RELATED-10.2%
Amoco Corp.                                        219,026        12,950
Anadarko Petroleum Co.                             168,945         6,504
Apache Corp.                                        73,048         1,826
Ashland Oil Co.                                     51,603         1,780
Atlantic Richfield Co.                              62,380         6,347
Baker Hughes Inc.                                   99,497         1,816
Burlington Resources Inc.                          270,901         9,481
Chevron Corp.                                      175,223         7,819
Dresser Industries Inc.                            210,401         3,971
Eastern Enterprises                                 73,593         1,932
Elf Aquitaine ADR                                   79,633         2,807
Exxon Corp.                                        395,999        24,057
McDermott International Inc.                       167,075         4,135
Mobil Corp.                                        150,690        12,696
Occidental Petroleum Corp.                         173,382         3,338
Phillips Petroleum Co.                             176,122         5,768
Royal Dutch Petroleum Co.                          260,571        28,011
Santa Fe Energy Resources Inc.                     175,220         1,402 (a)
Schlumberger Ltd.                                  265,271        13,363
Sun Co. Inc.                                        48,862         1,405
Texaco Inc.                                        202,736        12,139
Unocal Corp.                                       191,445         5,217
USX Marathon Group                                 345,381         5,656
                                                                 174,420
FOREST PRODUCTS, PAPER & PACKAGING-2.2%
Champion International Corp.                        82,378         3,007
Georgia Pacific Corp.                               52,567         3,759
International Paper Co.                             24,532         1,849
Kimberly Clark Corp.                                45,556         2,301
Mead Corp.                                         184,857         8,989
Owens Illinois Inc.                                227,789         2,506 (a)
Rayonier Inc.                                       61,326         1,870
Scott Paper Co.                                     33,309         2,302
Temple Inland Inc.                                  74,470         3,360
Weyerhaeuser Co.                                   204,482         7,668
                                                                  37,611
INDUSTRIAL PRODUCTS & SERVICES-1.0%
Browning-Ferris Industries Inc.                     78,849         2,237
Corning Inc.                                        59,840         1,788
Flightsafety International Inc.                     13,317           541
Waste Management International
PLC ADR                                             52,585           598 (a)
Wheelabrator Technologies Inc.                      70,090         1,034
WMX Technologies Inc.                              428,392        11,245
                                                                  17,443
INSURANCE-4.1%
American International Group Inc.                  150,391        14,738
Chubb Corp.                                         27,638         2,138
CMAC Investment Corp.                               59,576         1,720
General Reinsurance Corp.                           75,044         9,287
Life Partners Group Inc.                            45,557           997
Life USA Holdings Inc.                              36,851           267 (a)
Lincoln National Corp.                             159,451         5,581
Marsh & McLennan Cos.                               72,716         5,763
Navigators Group Inc.                               12,471           181
NWNL Cos. Inc.                                     105,697         3,065
Providian Corp.                                    230,052         7,103
St. Paul Cos. Inc.                                 239,178        10,703
TIG Holdings Inc.                                  327,663         6,144
UNUM Corp.                                          48,009         1,812
                                                                  69,499
MACHINERY & MACHINE TOOLS-1.2%
Caterpillar Inc.                                   104,574         5,764
Cooper Industries Inc.                              87,611         2,990
Deere & Co.                                         89,362         5,920
Ingersoll Rand Co.                                 113,894         3,588
Kennametal Inc.                                     93,212         2,284
Navistar International Corp. Inc.                   52,567           795 (a)
                                                                  21,341

See Notes to Schedule of Investments and Financial Statements.

18

SCHEDULE OF INVESTMENTS
December 31, 1994  (Dollars in Thousands)

S&S PROGRAM MUTUAL FUND

- ------------------------------------------------------------------------
                                                    Number
                                                 of Shares         Value
- ------------------------------------------------------------------------
MERCHANDISING-3.3%
American Greetings Corp. (Class A)                 163,236        $4,407
Baker J. Inc.                                      109,595         1,644
Barnes & Noble Inc.                                 65,955         2,061 (a)
Charming Shoppes Inc.                              309,177         2,048
Circuit City Stores Inc.                           178,961         3,982
CUC International Inc.                              79,551         2,665 (a)
Dayton Hudson Corp.                                 45,557         3,223
Federated Department Stores Inc.                   307,594         5,921 (a)
Harcourt General Inc.                               49,477         1,744
Hasbro Inc.                                        120,378         3,521
Home Depot Inc.                                     25,796         1,187
Limited Inc.                                        24,529           445
May Department Stores Co.                           47,309         1,597
Reebok International Ltd.                           70,088         2,768
Sears Roebuck & Co.                                283,375        13,035
TJX Cos. Inc.                                      173,472         2,711
Toys 'R Us                                         142,718         4,353 (a)
                                                                  57,312
METALS-1.1%
American Barrick Res. Corp.                        129,664         2,885
Birmingham Steel Corp.                             241,807         4,836
Freeport McMoran Copper
& Gold                                              43,806           931
Inco Ltd.                                           78,850         2,257
Nucor Corp.                                         24,530         1,361
Placer Dome Inc.                                   113,893         2,477
Pohang Iron & Steel                                 26,285           769
Reynolds Metals Co.                                 51,690         2,533
WHX Corp.                                          117,922         1,563 (a)
                                                                  19,612
NATURAL GAS-0.5%
Consolidated Natural Gas Co.                        77,097         2,737
Enserch Corp.                                      262,704         3,448
Nabors Industries Inc.                             178,725         1,162 (a)
Panhandle Eastern Corp.                                  1             0
Petroleum Geo Services ADR                          35,044           653 (a)
Sonat Inc.                                          36,797         1,030
                                                                   9,030
OFFICE EQUIPMENT & SUPPLIES-4.7%
Apple Computer                                      37,849         1,476
Autodesk Inc.                                       30,882         1,224
Automatic Data Processing Inc.                     167,064         9,773
Cisco Systems Inc.                                  35,044         1,231 (a)
Compaq Computer Corp.                              135,446         5,350 (a)
Compuware Corp.                                     45,852         1,651 (a)
Equifax Inc.                                       162,956         4,298
First Financial Management Corp.                   162,957        10,042
General Motors Corp. (Class E)                      45,557         1,754
Informix Corp.                                     100,833         3,239 (a)
International Business Machines                    294,505        21,646
Microsoft Corp.                                     41,352         2,528 (a)
Novell Inc.                                         70,087         1,200 (a)
Pitney Bowes Inc.                                  211,839         6,726
Silicon Graphics Inc.                               59,574         1,839 (a)
Sun Microsystems Inc.                               24,531           871 (a)
Tech Data Corp.                                    159,450         2,711 (a)
Teradyne Inc.                                       89,133         3,019 (a)
                                                                  80,578
TELEPHONE & UTILITIES-5.9%
Alltel Corp.                                        63,080         1,900
American Telephone & Telegraph                     749,304        37,652
Cincinnati Bell Inc.                                63,077         1,057
GTE Corp.                                          509,758        15,484
International Cabletel Inc.                         43,807         1,216 (a)
MCI Communications Corp.                           628,838        11,555
NYNEX Corp.                                        205,008         7,534
Pacific Telesis Group                              185,734         5,293
Southwestern Bell Corp.                            156,141         6,304
Sprint Corp.                                       137,945         3,811
Tele Danmark As (Series B)                          25,336         1,287 (a)
Telefonos De Mexico SA ADR                          47,309         1,940
U.S. West Inc.                                     178,725         6,367
                                                                 101,400

See Notes to Schedule of Investments and Financial Statements.

19

SCHEDULE OF INVESTMENTS
December 31, 1994  (Dollars in Thousands)

S&S PROGRAM MUTUAL FUND

- ------------------------------------------------------------------------
                                                    Number
                                                 of Shares         Value
- ------------------------------------------------------------------------
TRANSPORTATION-2.2%
Burlington Northern Inc.                           122,654        $5,903
CSX Corp.                                           59,048         4,111
Interpool Inc.                                      86,237         1,283 (a)
Kansas City Southern Industries                    126,161         3,895
Kirby Corp.                                         98,517         1,945 (a)
Ryder Systems Inc.                                  59,581         1,311
Santa Fe Pacific Corp.                              56,070           981
Santa Fe Pacific Gold Corp.                         67,554           870 (a)
Southern Pacific Rail Corp.                         36,796           667 (a)
TNT Freightways Corp.                               80,877         2,072
Union Pacific Corp.                                256,873        11,720
Xtra Corp.                                          50,197         2,259
                                                                  37,017
TOTAL COMMON STOCK (COST $1,455,785)                           1,574,810


                                                 Principal
                                                    Amount         Value
- ------------------------------------------------------------------------
BONDS AND NOTES-1.9%
- ------------------------------------------------------------------------
Ames Department Stores Inc. 7.375%, 01/01/97           $79             0 (a)
Banco Nacional de Mexico SA 7.00%, 12/15/99          3,646         2,898 (b)
Cemex 4.25%, 11/01/97                                1,325         1,073 (b)
Thermo Electron Corp. 5.00%, 04/15/01                3,434         3,691
U.S. Treasury Notes 8.50%, 08/15/95                 25,000        25,227
TOTAL BONDS AND NOTES (COST $34,539)                              32,889


CONVERTIBLE BONDS-0.6%
- ------------------------------------------------------------------------
Amr Corporation Delaware 6.125%, 11/01/24            2,979         2,383
Careline Inc. 8.00%, 05/01/01                        1,758         1,354 (b)
Delta Air Lines Inc. 3.23%, 06/15/03                $5,176         3,636
Home Depot Inc. 4.50%, 02/15/97                        737           881
Renong Berhad 2.50%, 01/15/05                        1,770         1,615 (b)
Shangri La Asia 2.875%, 12/16/00                     1,569         1,220 (b)
TOTAL CONVERTIBLE BONDS (COST $12,356)                            11,089

                                                    Number
                                                 of Shares         Value
- ------------------------------------------------------------------------
CONVERTIBLE PREFERRED STOCK-3.3%
- ------------------------------------------------------------------------
Bowater Inc., 7.00%                                 97,773         2,408
Burlington Northern Inc. (Series A), 6.25%          25,063         1,335
Citicorp, 5.375%                                     7,761           887
Conagra Inc. (Series E), 1.687%                     65,230         2,136
Ford Motor Co. (Series A), 4.20%                    86,754         7,981
Kaufman & Broad Home Corp. (Series B), 1.52%        56,778           759
Magma Copper Co. (Series D), 5.625%                 21,209         1,310
Magma Copper Co. (Series E), 6.00%                  37,848         2,422
McDermott International Inc., 2.875%                28,280         1,174 (b)
National City Corp., 8.00%                          21,026         1,314
Newmont Mining, 2.75%                               64,832         3,387 (b)
Occidental Petroleum Corp., 3.875%                 109,055         5,262 (b)
Reynolds Metals Co., 7.00%                          75,538         3,654
Santa Fe Energy Resources Inc. (Series A), 8.25%   192,470         1,540
Sears Roebuck & Co. (Series A), 3.75%              280,353        15,595
Unocal Corp., 7.00%                                 45,567         2,233 (b)

See Notes to Schedule of Investments and Financial Statements.

20

SCHEDULE OF INVESTMENTS
December 31, 1994  (Dollars in Thousands)

S&S PROGRAM MUTUAL FUND

- ------------------------------------------------------------------------
                                                    Number
                                                 of Shares         Value
- ------------------------------------------------------------------------
Westinghouse Electric Corp. (Series C), 9.00%      278,499        $3,690 (b)
TOTAL CONVERTIBLE PREFERRED STOCK (COST $53,718)                  57,087
TOTAL INVESTMENTS IN SECURITIES (COST $1,556,398)              1,675,875


                                                 Principal
                                                    Amount         Value
- ------------------------------------------------------------------------
TEMPORARY INVESTMENTS-2.0%
- ------------------------------------------------------------------------
U.S. GOVERNMENT AGENCIES-1.8%
Federal Home Loan Bank 5.75%, 01/03/95             $20,160        20,153
Federal National Mortgage Assoc. 5.82%, 01/06/95    10,000         9,992
                                                                  30,145
REPURCHASE AGREEMENTS-0.2%
State Street Bank and Trust Co. 5.25%, 01/03/95      3,679         3,679
   (dated 12/30/94, proceeds $3,681,
   collateralized by $3,815 United States
   Treasury Note, 5.125%, 3/31/96)

TOTAL TEMPORARY INVESTMENTS (COST $33,824)                        33,824

OTHER ASSETS AND LIABILITIES, NET 0.5%                             8,114
                                                              ----------
NET ASSETS - 100%                                             $1,717,813
                                                              ==========

S&S LONG TERM INTEREST FUND
- ------------------------------------------------------------------------
                                             Principal
                                                Amount             Value
- ------------------------------------------------------------------------
BONDS AND NOTES-105.0%
- ------------------------------------------------------------------------
U.S. TREASURIES-35.3%
U.S. Treasury Bonds
   7.50%,         11/15/16 - 11/15/24          $86,040           $81,912
   7.625%,        11/15/22                      23,300            22,488
   8.125%,        08/15/19                      20,795            21,071
   9.00%,         11/15/18                      19,800            21,876
   9.25%,         02/15/16                      39,900            44,894
   9.875%,        11/15/15                      27,550            32,720
   11.625%,       11/15/04                      28,200            35,320
   12.00%,        08/15/13                      29,460            39,173
   12.50%,        08/15/14                      13,200            18,288
                                                                 317,742
U.S. Treasury Notes
   6.25%,         02/15/03                      33,250            30,070
   6.50%,         04/30/99                      45,900            43,619
   6.75%,         06/30/99                      72,000            69,041
   7.125%,        09/30/99                      26,400            25,641
   7.25%,         11/30/96 - 05/15/04          193,800           189,782
   7.375%,        11/15/97                       8,500             8,410
   7.50%,         02/29/96                      40,900            40,945
   7.875%         04/15/98 - 11/15/04           64,380            64,555
   8.25%,         07/15/98                      97,100            98,298
   8.75%,         10/15/97                     100,000           102,250
                                                                 672,611
TOTAL U.S. TREASURIES (COST $1,023,478)                          990,353

MORTGAGE-BACKED-26.7%
Federal Home Loan Mortgage Corp.
   6.25%,         11/01/12                         504               473
   6.50%,         12/01/09                      14,069            12,957
   6.75%,         10/01/03 - 03/01/06              808               765
   7.00%,         02/01/09                       1,089             1,033
   7.50%,         12/01/05 - 05/01/24            9,392             8,816
   7.50%,         TBA                           62,025            60,804 (c)
   7.75%,         05/01/08                       1,155             1,115
   8.00%,         12/01/00 - 03/01/23           31,218            30,392 (i)
   8.25%,         05/01/12                         894               866
   8.50%,         12/01/99 - 11/01/10           24,379            24,286 (i)

See Notes to Schedule of Investments and Financial Statements.

21

SCHEDULE OF INVESTMENTS
December 31, 1994  (Dollars in Thousands)

S&S LONG TERM INTEREST FUND
- ------------------------------------------------------------------------
                                             Principal
                                                Amount             Value
- ------------------------------------------------------------------------
   8.75%, 08/01/05 - 12/01/07                 $  2,771            $2,736
   9.00%, 10/01/09                               1,076             1,085
                                                                 145,328
Federal National Mortgage Assoc.
   5.50%, 10/01/08 - 05/01/09                   36,907            32,144
   6.50%, 05/01/23 - 05/01/24                   48,566            42,724
   7.00%, 07/01/23                                 546               496
   7.125%, 11/01/03                              4,360             4,033
   7.25%, 11/01/03                               2,929             2,730
   7.375%, 12/01/03                              5,651             5,310
   7.50%, 01/01/07 - 10/25/23                   18,669            17,608
   8.00%, 07/01/17 - 08/01/24                   38,905            37,497
   8.20%, 12/23/96                              10,000            10,053
   8.50%, 03/01/09 - 12/01/24                   56,993            56,013
                                                                 208,608
Government National Mortgage Assoc.
   6.50%, 06/15/08 - 07/15/08                   19,896            18,180
   6.50%, TBA                                    8,020             7,729 (c)
   7.00%, TBA                                   51,897            50,792 (c)
   7.50%, 02/15/22 - 04/15/24                   33,922            31,474
   7.50%, TBA                                    9,500             9,456 (c)
   8.00%, 04/15/17 - 09/15/23                   43,434            41,759
   8.25%, 05/15/08                                 576               571
   8.50%, 02/15/17 - 10/15/23                   46,536            45,765
                                                                 205,726
Collateralized Mortgage Obligations
American Housing Trust VIII-M
   9.00%, 01/25/21                                  6              2,846 (e)
Citicorp Mortgage Securities Inc.
   5.75%, 12/01/08                             11,500             10,117
CMC Securities Corp. REMIC
   6.316%, 09/25/23                             3,841              3,789 (f)
DLJ Mortgage Acceptance Corp.
   6.50%, 04/25/11                             18,988             15,750
Federal Home Loan Mortgage Corp.
   6.50%, 12/15/08 - 08/15/22                   34,500            30,032
   7.00%, 05/15/99 - 03/25/24                   54,632            47,833 (i)
   7.25%, 04/01/04                               2,155             2,065
   7.95%, 01/15/20                               9,205             8,932
   8.00%, 07/15/20                               7,450             7,234
   8.00%, 07/01/24                               9,255             5,177 (d)
Federal National Mortgage Assoc. REMIC
   6.25%, 07/25/07 - 04/17/10                  $17,683         $  14,816
   6.50%, 01/25/08 - 10/25/24                   23,259            18,702
   7.25%, 01/25/19                               4,800             4,623
Prudential Home Mortgage Securities Co.
   10.50%, 02/25/24                            126,291             1,136 (e)
   11.00%, 01/25/24 - 04/25/24                 475,013             6,400 (e)
Residential Resources Inc. Series 8C
   8.00%, 10/01/18                               4,710             4,520
Salomon Brothers Mortgage Securities Inc.
   8.125%, 11/01/12                              6,969             6,716
                                                                 190,688
TOTAL MORTGAGE-BACKED (COST $775,420)                            750,350
ASSET BACKED-11.8%
Advanta Credit Card Master Trust Corp.
   6.285%, 09/01/00                            25,681             25,657
Advanta Mortgage Loan Trust Corp.
   6.30%, 07/25/25                              7,402              6,874
American Express Master Trust
   7.15%, 09/15/99                             15,000             14,465
7.60%, 09/17/01                                15,400             14,770
Banc One Credit Card Master Trust
   7.15%, 12/15/98                             13,000             12,821
Capital Auto Receivable
   4.90%, 02/15/98                             16,500             16,232
Carco Auto Loan Master Trust
   5.655%, 02/15/98                             5,000              5,014
Charming Shoppes Master Trust
   7.00%, 04/15/03                              8,502              8,111
Discover Card Master Trust
   6.457%, 10/15/01                             5,000              4,991
First Chicago
   6.295%, 01/15/99                            11,280             11,245
First Deposit Master Trust
   6.90%, 08/15/01                              4,395              4,285
First USA Credit Card Master Trust
   6.305%, 12/15/03                            13,200             13,188
Ford Credit Grantor Trust
   7.30%, 10/15/99                             13,809             13,667
General Motors Acceptance Corp.
   5.55%, 05/15/97                              3,668              3,644

See Notes to Schedule of Investments and Financial Statements.

22

SCHEDULE OF INVESTMENTS
December 31, 1994  (Dollars in Thousands)

S&S LONG TERM INTEREST FUND

- ------------------------------------------------------------------------
                                             Principal
                                                Amount             Value
- ------------------------------------------------------------------------
Household Finance Corp.
   8.15%, 03/19/96                            $12,045          $  12,068
ITT Floorplan Receivables
   6.387%, 02/15/01                            44,305             44,305
MBNA Master Credit Card Trust
   5.82%, 03/15/00                             35,000             35,250
   6.275%, 07/15/98                            12,000             11,989 (f)
   6.295%, 01/16/02                            21,900             21,879
Peoples Bank Credit Card Master Trust
   6.337%, 01/03/15                            20,000             19,975
Premier Auto Trust
   6.20%, 10/02/97                             15,000             14,686
Prudential Bank & Trust Master Trust
   6.405%, 08/15/00                            10,000              9,981
Standard Credit Card Master Trust I
   7.25%, 04/07/08                              5,000              4,556
TOTAL ASSET BACKED (COST $333,329)                               329,653

CORPORATE NOTES-25.7%
Abbey National First Corp.
   8.20%, 10/15/04                              4,250              4,149
Advanta Corp. Medium Term Notes
   5.97%, 11/29/96                             21,000             20,974
Advanta Corp.
   5.125%, 11/15/96                             7,150              6,776
Aetna Life Assurance
   12.28%, 09/15/96
   (Cost $6,769 - 12/31/85)                    11,584             10,094(g,h)
Arkla Inc.
   8.00%, 01/15/97                              5,209              5,105
   9.875%, 04/15/97                             4,770              4,817
Associates Corp. North America
   7.50%, 10/15/96                              5,000              4,939
Banco Nacional De Comercio Corp.
   7.25%, 02/02/04                              5,100              3,621
Bank of Scotland
   8.80%, 01/27/04                              4,250              4,283 (b)
BCH Cayman Islands
   8.25%, 06/15/04                              6,125              5,827
Bell Telephone Co. Pennsylvania
   8.35%, 12/15/30                             15,125             15,841
Bergen Brunswig Corp.
   5.625%, 01/15/96                             4,500              4,395
Boeing Co.
   7.95%, 08/15/24                             13,100             12,598
Boise Cascade Corp.
   7.375%, 08/01/97                             7,100              6,871
Carter Holt Harvey Ltd.
   8.875%, 12/01/04                             5,800              5,856
Centel Capital Corp.
   9.00%, 10/15/19                             11,540             12,357
Chase Manhattan Corp.
   7.58%, 07/23/99                              7,275              7,032
   7.59%, 01/30/96                             19,400             19,351
Chesapeake & Potomac Telephone Co.
   8.375%, 10/01/29                             6,000              6,248
Chrysler Corp.
   13.00%, 03/01/97                             8,900              8,984
Chrysler Financial Corp.
   6.50%, 06/15/98                             20,000             18,762
Citicorp
   8.55%, 03/17/97                             13,000             13,093
   9.75%, 08/01/99                              5,000              5,233
Cleveland Electric Illuminating Co.
   7.42%, 08/01/01                             10,000              8,765
Coastal Corp.
   10.375%, 10/01/00                            5,000              5,316
Dayton Hudson Corp.
   10.00%, 06/01/10                             4,300              4,777
Dean Witter Discover & Co.
   5.89%, 09/29/97                             12,000             11,970
Delta Air Lines Inc.
   7.79%, 12/01/98                             14,625             13,578
Ferrovie Dello Stato
   9.125%, 07/06/09                            15,000             15,647
First USA Bank Wilmington Delaware
   6.04%, 11/30/95                             19,000             18,981
Ford Motor Credit Co.
   7.25%, 05/15/99                              8,625              8,233
   8.25%, 05/15/96                             12,505             12,538

See Notes to Schedule of Investments and Financial Statements.

23

SCHEDULE OF INVESTMENTS
December 31, 1994  (Dollars in Thousands)

S&S LONG TERM INTEREST FUND

- ------------------------------------------------------------------------
                                             Principal
                                                Amount             Value
- ------------------------------------------------------------------------
General Motors Acceptance Corp.
   5.65%, 06/18/96                            $15,000            $14,508
   5.89%, 11/15/96                             37,800             37,743
   7.50%, 01/29/98                             13,000             12,620
   7.65%, 02/03/97                             14,000             13,788
   7.85%, 11/17/97                             15,900             15,610
   8.875%, 06/01/10                             4,165              4,324
Goldman Sachs Group L P
   6.875%, 09/15/99                             5,000              4,604  (b)
Grand Metropolitan
   7.00%, 06/15/99                              7,775              7,357
Great Lakes Power Inc.
   8.90%, 12/01/99                              5,000              4,974
Hydro Quebec
   8.05%, 07/07/24                              5,875              5,648
   8.25%, 04/15/26                              4,000              3,684
Iberdrola International B V
   7.125%, 06/01/03                             5,000              4,564  (b)
ITT Financial Corp.
   8.35%, 11/01/04                              5,300              5,298
Joy Technologies Inc.
   10.25%, 09/01/03                             6,000              6,270
K Mart Funding Corp.
   9.44%, 07/01/18                              4,000              4,124
Korea Electric Power Corp.
   6.375%, 12/02/03                             7,100              6,027
Lehman Brothers
   8.05%, 01/15/19                             14,600             13,906
Lockheed Corp.
   5.65%, 04/01/97                              9,000              8,536
Long Island Lighting Co.
   7.30%, 07/15/99                              4,900              4,445
   9.625%, 07/01/24                             5,000              4,520
   9.75%, 05/01/21                             10,000              9,165
Massachusetts Mutual Life Insurance
   9.65%, 12/16/96
   (Cost $8,548 - 12/31/85)                    14,407             12,275(g,h)
Multiva Mexico Trust Corp.
   9.75%, 06/09/97                              4,700              4,206  (b)
New Brunswick Province Canada
   7.125%, 10/01/02                             4,000              3,709
New England Telephone & Telegraph Co.
   7.875%, 11/15/29                             8,725              9,081
News America Holdings Inc.
   10.125%, 10/15/12                           14,900             15,533
   12.00%, 12/15/01                            10,000             11,110
Nippon Telegraph & Telephone Corp.
   9.50%, 07/27/98                              6,100              6,336
Nova Scotia Province Canada
   8.25%, 11/15/19                              6,350              6,335
Paine Webber Group Inc.
   8.62%, 05/06/97                              5,000              5,013
   8.76%, 03/11/97                             10,000             10,055
Petroleos Mexicanos
   7.437%, 03/08/99                             7,765              7,454  (b)
Phillips Petroleum Co.
   9.375%, 02/15/11                             5,200              5,423
Public Service Co.
   8.875%, 05/15/96                             5,150              5,156
Quebec Province Canada
   8.625%, 12/01/26                            10,000              9,578
RJR Nabisco Inc.
   8.75%, 08/15/05                             10,000              9,117
Sears Roebuck & Co.
   10.00%, 02/03/12                             4,300              4,690
Southern California Gas Co.
   6.50%, 12/15/97                              6,860              6,553
Super Value Store
   5.875%, 11/15/95                             5,000              4,930
Taubman Reality Group Ltd. Partners
   6.125%, 11/03/97                            10,500             10,464
Tenaga Nasional Berhad
   7.875%, 06/15/04                             6,400              6,094  (b)
Time Warner Entertainment Co L P
   10.15%, 05/01/12                             6,875              6,919
Time Warner, Inc.
   6.05%, 07/01/95                             19,500             19,337  (b)
Toledo Edison Co.
   7.38%, 03/31/00                             10,750              9,469
Unisys Corp.
   10.625%, 10/01/99                            9,800              9,898

See Notes to Schedule of Investments and Financial Statements.

24

SCHEDULE OF INVESTMENTS
December 31, 1994  (Dollars in Thousands)

S&S LONG TERM INTEREST FUND

- ------------------------------------------------------------------------
                                             Principal
                                                Amount             Value
- ------------------------------------------------------------------------
USX Marathon Group
   8.875%, 09/15/97                           $10,000            $10,037
   9.80%, 07/01/01                              8,000              8,195
Westinghouse Credit Corp.
   8.875%, 06/14/14                             5,000              4,925
TOTAL CORPORATE NOTES (COST $753,076)                            720,618

FOREIGN DENOMINATED BONDS & NOTES-5.5%
Canada Government
   7.50%, 07/01/97                          CAD 5,803              4,014
   8.50%, 03/01/00                          CAD 5,389              3,772
Federal Republic of Germany
   8.375%, 01/20/97                        DEM 11,740              7,807
Government of France
   5.00%, 03/16/99                          XEU 6,520              7,101
Government of Spain
   8.30%, 12/15/98                      ESP 2,375,900             16,209
Kingdom of Denmark
   9.00%, 11/15/98                        DKK 126,671             21,034
Kingdom of Spain
   11.60%, 01/15/97                       ESP 495,000              3,789
Kingdom of Sweden
   11.00%, 01/21/99                        SEK 94,700             13,036
New Zealand Government
   9.00%, 11/15/96                         NZD 36,000             22,876
Republic of Italy
   8.50%, 08/01/97 - 08/01/99           ITL 8,935,000              4,980
   12.00%, 09/18/98                    ITL 21,760,000             13,487
Treuhandanstalt
   6.25%, 07/29/99                         DEM 12,060              7,468
United Kingdom
   5.25%, 01/21/97                          XEU 6,683              7,801
United Kingdom Treasury
   7.00%, 11/06/01                          GBP 1,022              1,457
   8.75%., 09/01/97                         GBP 9,110             14,375
World Bank
   7.25%, 10/13/99                          DEM 8,260              5,320
Total Foreign Denominated Bonds
   & Notes (Cost $156,245)                                       154,526
TOTAL INVESTMENTS IN SECURITIES
   (COST $3,041,548)                                           2,945,500

TEMPORARY INVESTMENTS-11.7%
- ------------------------------------------------------------------------
Bank Austria
   7.50%, 01/03/95                          $  26,130          $  26,130
Canadian Imperial Bank
   6.125%, 01/03/95                             9,990              9,990
Federal Home Loan Bank
   5.75%, 01/03/95                             53,030             53,013
Federal National Mortgage Assoc.
   5.82%, 01/06/95                             37,000             36,970
Mitsubishi Bank
   8.50%, 01/03/95                            157,700            157,700
                                                                 283,803
REPURCHASE AGREEMENTS-1.6%
State Street Bank and Trust Co.
   5.25%, 01/03/95                             44,986             44,986
   (dated 12/30/94, proceeds $45,012,
   collateralized by $46,600 United States
   Treasury Note, 5.125%, 3/31/96)

TOTAL TEMPORARY INVESTMENTS (COST $328,789)                      328,789
OTHER ASSETS AND LIABILITIES, NET (16.7%)                      (467,856)
                                                              ----------
NET ASSETS-100%                                               $2,806,433
                                                              ==========

FORWARD FOREIGN CURRENCY CONTRACTS

At December 31, 1994, the outstanding forward foreign currency contracts, which contractually obligate the S&S Long Term Interest Fund to deliver currencies at a specified date, were as follows:

Foreign                Foreign    U.S. $ Cost on          U.S. $          Unrealized
Currency              Currency       Origination         Current        Appreciation
Sale Contracts            Cost              Date           Value      (Depreciation)
- ------------------------------------------------------------------------------------
DEM, expiring
    01/18/95            8,558          $  5,500        $  5,525               $(25)
DKK, expiring
    01/17/95           16,432             2,700           2,701                 (1)
ITL, expiring
    01/17/95        3,846,240             2,400           2,372                  28
SEK, expiring
    01/17/95           12,225             1,650           1,645                   5
XEU, expiring
    01/17/95            1,611             1,975           1,975                   0
                                      ----------      ----------          ----------
                                         $14,225         $14,218                 $ 7
                                      ==========      ==========          ==========

See Notes to Schedule of Investments and Financial Statements.

25

NOTES TO SCHEDULE OF INVESTMENTS

(Dollars in thousands)

(a)   Non-income producing security.

(b) Pursuant to Rule 144A of Securities Act of 1933, these securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 1994, these securities amounted to $25,404 and $50,542 or 1.5% and 1.8% of net assets for the S&S Program Mutual Fund and S&S Long Term Interest Fund, respectively.

(c) Settlement is on a delayed delivery or when issued basis with final maturity to be announced (TBA) in the future.

(d)   Principal only.

(e)   Interest only security. Coupon amount represents effective yield.

(f) Floating rate coupon. The stated rate represents the rate at December 31, 1994.

(g)   Bond is zero coupon; coupon amounts represent effective yield.

(h) Restricted securities. Securities are not registered under the Securities Act of 1933, or have contractual or legal restrictions to resale. Dates of acquisition and costs are shown in parentheses after the titles of the restricted securities. The Fund does not intend to register these securities and therefore should not bear any costs of registration. These restricted securities are fair valued by officers of the Funds under procedures authorized by the Trustees. At December 31, 1994, the fair value of these restricted securities represented $22,369 or 0.8% of net assets of S&S Long Term Interest Fund.

(i) At December 31, all or a portion of this security was pledged to cover collateral requirements for TBA's.

Abbreviations:

Currency Terms

      CAD   -     Canadian Dollar
      DEM   -     Deutsche Mark
      DKK   -     Danish Krone
      ESP   -     Spanish Peseta
      GBP   -     British Pound
      ITL   -     Italian Lira
      NZD   -     New Zealand Dollar
      SEK   -     Swedish Krona
      XEU   -     European Currency Unit

ADR   -     American Depository Receipt

26

REPORT OF INDEPENDENT AUDITORS

KPMG PEAT MARWICK LLP

TO THE BOARD OF TRUSTEES AND UNITHOLDERS OF THE GE S&S PROGRAM FUNDS:

We have audited the accompanying statements of assets and liabilities of the GE S&S Program Mutual Fund and GE S&S Long Term Interest Fund, including the schedules of investments, as of December 31, 1994, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each in the years of the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based upon our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1994, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of GE S&S Program Mutual Fund and GE S&S Long Term Interest Fund as of December 31, 1994, the results of their operations for the year then ended, the changes in their net assets for each of the years in the two-year period then ended, and their financial highlights for each of the years in the five-year period then ended, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP
New York, New York
February 6, 1995

27

GE S&S PROGRAM

The following information is provided for participants in the GE Savings & Security Program and supplements the description of the Program as it appears in the GE Employee Benefits Summary Plan Description booklet, as amended (GE Benefits Handbook).

The Schedules of Investments for the S&S Short Term Interest Fund and S&S Money Market Fund have been included as an additional feature.

Following the Schedules of Investments are two tables designed to illustrate the relative market value of investments offered under the Program. Performance data information is based upon historical earnings and is not intended to indicate future performance. The notes are an integral part of these tables.

The Supplemental Information and Schedules of Investments have not been audited.

28

SCHEDULE OF INVESTMENTS
December 31, 1994 (Dollars in Thousands) (Unaudited)

- -------------------------------------------------------------------------
S&S SHORT TERM INTEREST FUND
- -------------------------------------------------------------------------
                                            Principal
                                               Amount              Value
- -------------------------------------------------------------------------
BONDS AND NOTES-108.4%
- -------------------------------------------------------------------------
U.S. GOVERNMENTS-29.1%
Tennessee Valley Auth. 3.995%, 07/20/95       $15,000            $14,082
U.S. Treasury Notes
   6.00%, 06/30/96                             41,000             40,116
   6.25%, 08/31/96                              4,750              4,650
   6.50%, 09/30/96                            170,150            167,092  (i)
   9.375%, 04/15/96                             9,450              9,660
                                              221,518
TOTAL U.S. GOVERNMENTS (COST $240,336)                           235,600

MORTGAGE-BACKED-18.8%
Federal Home Loan Mortgage Corp.
   5.951%, 07/01/24                              4,865             4,811
   6.00%, 12/01/08                               4,026             3,781
   7.50%, 12/01/06                               5,656             5,469
                                                                  14,061
Federal National Mortgage Assoc.
   5.37%, 08/25/23                               6,770             5,777(d,g)
   6.00%, 05/01/01                               1,558             1,474
                                                                   7,251
Government National Mortgage Assoc. (ARM)
   6.50%, TBA                                   23,085            22,248 (c)
   7.00%, TBA                                   19,100            18,694 (c)
   7.50%, TBA                                   27,000            26,876 (c)
                                                                  67,818
Collateralized Mortgage Obligations
CMC Securities Corp. REMIC
   6.316%, 09/25/23                              8,886             8,765 (f)
FDIC Remic Trust
   6.40%, 01/25/25                              24,359            24,086
Federal Home Loan Mortgage Corp.
   7.50%, 09/15/20                               9,500             9,113
   7.95%, 01/15/20                               4,000             3,881
   10.20%, 07/15/19                              3,994             3,528(d,g)
Federal National Mortgage Assoc. REMIC
   7.50%, 10/25/19                               4,600             4,469
   8.50%, 11/25/19                               3,065             3,034
   11.10%, 07/25/21                              5,258             4,847(d,g)
Salomon Brothers Mortgage Securities Inc.
   8.125%, 11/01/12                              1,821             1,755
                                                                  63,478
TOTAL MORTGAGE-BACKED (COST $155,347)                            152,608

ASSET BACKED-19.1%
Advanta Credit Card Master Trust Corp.
   6.285%, 09/01/00                              7,274             7,267
EQCC Home Equity Loan Trust
   5.80%, 12/15/09                              12,329            11,359
First Chicago
   6.295%, 01/15/99                              3,204             3,194
First Deposit
   4.90%, 06/15/00                              15,000            14,630
First USA Credit Card Master Trust
   6.305%, 12/15/03                              3,750             3,746
   6.425%, 02/15/00                             13,000            13,004 (f)
Ford Credit Auto Loan Master Trust
   6.875%, 01/15/99                             12,000            11,726
HFC Home Equity Loan
   4.65%, 12/20/08                               7,115             6,710
ITT Floorplan Receivables
   6.387%, 02/15/01                              2,400             2,400
MBNA Master Credit Card Trust
   5.82%, 03/15/00                               5,800             5,842
   6.275%, 07/15/98                              5,000             4,995 (f)
   6.295%, 01/16/02                             10,000             9,991
Nationsbank Credit Card Master Trust
   4.75%, 09/15/98                              15,500            14,604
Peoples Bank Credit Card Master Trust
   6.337%, 01/03/15                              4,000             3,995
Premier Auto Trust
   6.20%, 10/02/97                               4,200             4,112
Society Student Loan Trust
   5.888%, 04/25/03                             17,200            17,188 (f)
Structured Asset Securities Corp.
   6.87%, 08/25/26                               7,944             7,689

See Notes to Schedule of Investments

29

SCHEDULE OF INVESTMENTS
December 31, 1994 (Dollars in Thousands) (Unaudited)

- -------------------------------------------------------------------------
S&S SHORT TERM INTEREST FUND
- -------------------------------------------------------------------------
                                            Principal
                                               Amount              Value
- -------------------------------------------------------------------------
The Money Store Home Equity Trust
   5.675%, 02/15/09                            $13,661           $12,598
TOTAL ASSET BACKED (COST $159,489)                               155,050

CORPORATE NOTES-41.4%
Advanta Corp.
   5.125%, 11/15/96                             10,000             9,477
Advanta Mortgage Loan Trust Corp.
   6.30%, 07/25/25                               6,477             6,015
Arkla Inc.
   9.875%, 04/15/97                              3,000             3,030
Ashland Oil Co
   10.125%, 04/15/96                             5,000             5,125
Associates Corp. North America
   4.84%, 06/14/96                              10,000             9,597
Banponce Financial Corp.
   5.60%, 03/25/96                               5,000             4,870
   5.68%, 03/28/96                               4,900             4,776
   6.825%, 11/25/96                              5,000             4,944
   6.875%, 01/07/97                             10,000            10,040
Chase Manhattan Corp.
   7.50%, 12/01/97                              15,000            14,627
Citicorp
   7.57%, 02/24/95                              10,000            10,012
Countrywide Funding Corp.
   5.34%, 04/01/96                              10,000             9,725
Dean Witter Discover & Co.
   5.89%, 09/29/97                               4,000             3,990
Discover Credit Corp.
   6.609%, 07/24/95                              5,000             5,009 (f)
First Chicago Corp.
   7.02%, 03/06/95                               5,000             5,005
First USA Bank Wilmington Delaware
   5.75%, 01/15/99                               5,000             4,507
   6.04%, 11/30/95                               5,000             4,995
   6.88%, 09/12/96                              12,300            12,250
Ford Motor Credit Corp.
   6.25%, 02/26/98                              10,000             9,420
General Motors Acceptance Corp.
   5.89%, 11/15/96                              10,700            10,684
   6.75%, 07/10/97                               9,200             8,839
   8.35%, 09/05/96                              12,375            12,395
Hartford Life Insurance Co.
   9.11%, 09/13/95                              36,367            36,367 (g)
Lehman Brothers
   8.05%, 01/15/19                               2,000             1,905
Lockheed Corp.
   6.262%, 05/11/95                             10,000            10,006 (f)
Merrill Lynch & Co., Inc.
   5.00%, 12/15/96                               5,000             4,714
Metropolitan Life GAC 114815
   8.74%, 01/05/95                              37,974            37,974 (g)
Morgan Stanley Group, Inc.
   7.32%, 01/15/97                               3,750             3,685
National City Corp.
   5.812%, 01/31/97                              7,500             7,463
News America Holdings Inc.
   12.00%, 12/15/01                             13,500            14,999
Petroleos Mexicanos
   7.437%, 03/08/99                              2,300             2,208 (b)
Plus Capital Ltd.
   7.875%, 01/15/95                              5,000             5,002 (b)
Public Service Co.
   8.875%, 05/15/96                              8,000             8,009
Sears Roebuck & Co.
   9.25%, 04/15/98                               7,000             7,178
Skandia Capital
   6.00%, 11/02/98                              10,000             9,100
Southern California Edison Co.
   6.125%, 07/15/97                              5,000             4,754
Time Warner, Inc.
   6.05%, 07/01/95                               6,000             5,950 (b)
Unisys Corp.
   9.75%, 09/15/96                               6,600             6,567
TOTAL CORPORATE NOTES
   (COST $341,472)                                               335,213

TOTAL INVESTMENTS IN SECURITIES
   (COST $896,644)                                               878,471

TEMPORARY INVESTMENTS-12.9%
- ------------------------------------------------------------------------
Federal Home Loan Bank
   5.75%, 01/03/95                              42,030            42,017

See Notes to Schedule of Investments

30

SCHEDULE OF INVESTMENTS
December 31, 1994 (Dollars in Thousands) (Unaudited)

- -------------------------------------------------------------------------
S&S SHORT TERM INTEREST FUND
- -------------------------------------------------------------------------
                                            Principal
                                               Amount              Value
- -------------------------------------------------------------------------
Federal National Mortgage Assoc.
   5.82%, 01/06/95                             $30,000           $29,976
Mitsubishi Bank
   8.50%, 01/03/95                              15,420            15,420
State Street Cayman Islands
   6.375%, 01/03/95                              5,990             5,990
Union Bank Switzerland
   6.00%, 01/03/95                              10,810            10,806
TOTAL TEMPORARY INVESTMENTS
   (COST $104,209)                                               104,209
OTHER ASSETS AND LIABILITIES,
   NET (21.3%)                                                 (172,362)
                                                              ----------
NET ASSETS - 100%                                               $810,318
                                                              ==========

See Notes to Schedule of Investments

31

SCHEDULE OF INVESTMENTS
December 31, 1994 (Dollars in Thousands) (Unaudited)

- -------------------------------------------------------------------------
S&S MONEY MARKET FUND
- -------------------------------------------------------------------------
                                            Principal          Amortized
                                               Amount               Cost
- -------------------------------------------------------------------------
SHORT TERM INVESTMENTS-99.8%
- -------------------------------------------------------------------------
U.S. GOVERNMENTS-34.7%
Federal Home Loan Bank
   5.64%, 01/30/95                             $20,500        $   20,404
   5.75%, 01/03/95                              64,950            64,929
                                                                  85,333
Federal Home Loan Mortgage Corp.
   5.75%, 01/03/95                              20,000            19,994
Federal National Mortgage Assoc.
   5.85%, 01/30/95                              20,000            19,906
   5.91%, 01/09/95                              20,500            20,473
   6.20%, 04/17/95                              11,700            11,486
   6.22%, 04/27/95                              13,270            13,004
   6.34%, 05/22/95                              17,000            16,578
                                                                  81,447
TOTAL U.S. GOVERNMENTS (COST $186,774)                           186,774

COMMERCIAL PAPER-40.6%
Associates Corp. North America
   5.69%, 01/20/95                              20,000            19,940
Bankers Trust Co.
   5.33%, 01/18/95                              20,000            19,950
Bear Stearns & Co.
   5.77%, 02/06/95                              20,400            20,283
Commonwealth Bank Australia
   5.54%, 02/08/95                              20,000            19,883
Deutsche Bank AG
   5.95%, 01/11/95                              20,000            20,000
Goldman Sachs Group LP
   5.30%, 01/06/95                              20,000            19,985
Halifax Building Society
   5.71%, 01/24/95                              20,800            20,724
Kredietbank
   5.36%, 01/20/95                              20,200            20,143
Merrill Lynch & Co. Inc.
   5.75%, 01/12/95                               8,000             7,986
Morgan Stanley Group Inc.
   5.96%, 01/06/95                              10,000             9,992
Norwest Corp.
   5.77%, 01/10/95                              20,000            19,971
Republic National Bank
   6.06%, 02/01/95                              19,300            19,199
TOTAL COMMERCIAL PAPER
   (COST $218,056)                                               218,056

CERTIFICATES OF DEPOSIT-24.3%
Algemene Bank Nederland N.V.
   5.75%, 01/17/95                              20,000            20,000
Bayerische Landesbank
   5.87%, 01/31/95                              16,000            16,000
Bayerische Vereinsbank AG
   5.81%, 01/23/95                              20,000            20,000
Commerzbank
   5.50%, 01/17/95                              15,000            15,000
Royal Bank of Canada
   5.81%, 02/24/95                              19,600            19,600
Societe Generale
   5.50%, 01/25/95                              20,000            20,000
Swiss Bank Corp.
   5.43%, 01/03/95                              20,000            20,000
TOTAL CERTIFICATES OF DEPOSIT
   (COST $130,600)                                               130,600

TIME DEPOSITS-0.2%
State Street Cayman Islands
   6.375%, 01/03/95
   (Cost $940)                                     940               940
TOTAL SHORT TERM INVESTMENTS
   (COST $536,370)                                               536,370

OTHER ASSETS AND LIABILITIES,
   NET 0.2%                                                        1,122
                                                              ----------
NET ASSETS - 100%                                               $537,492
                                                              ==========

See Notes to Schedule of Investments

32

GE S&S Program Supplemental Information

Investment at $100 per Month

The first table illustrates the cumulative value at each year end of an assumed investment in the amount of $100 per month. The table covers an investment beginning January 1, 1992, in U.S. Savings Bonds ("Bonds"), GE Common Stock ("Stock"), S&S Program Mutual Fund ("Mutual Fund"), S&S Short Term Interest Fund ("ST Fund"), S&S Long Term Interest Fund("LT Fund"), and S&S Money Market Fund ("MM Fund").


                  Value of investment of $100 per month <F1>
                     Investment Beginning January 1, 1992
                                     Bonds                          Stock                            Mutual Fund
                          ---------------------------     --------------------------      -----------------------------
           Cumulative                     Redemption                    Market Value                             Value
               Amount                          Value                       Including                         Including
At Year      Invested     Cumulative       Including       Cumulative     Reinvested        Cumulative      Reinvested
Ended         In Each        Accrued         Accrued       Reinvested      Dividends        Reinvested   Distributions
Dec. 31         Media       Interest        Interest        Dividends      <F2> <F3>     Distributions       <F2> <F4>
- -----------------------------------------------------------------------------------------------------------------------
1992           $1,200          $  18          $1,218             $ 11         $1,335              $111          $1,278
1993            2,400             97           2,497               61          3,039               390           2,689
1994            3,600            232           3,832              156          4,290               674           3,830

                                   ST Fund                        LT Fund                                MM Fund
                          ---------------------------     --------------------------      -----------------------------
           Cumulative                          Value                           Value
               Amount                      Including       Cumulative      Including                             Value
At Year      Invested     Cumulative      Reinvested       Reinvested     Reinvested        Cumulative       Including
Ended         In Each        Accrued        Interest    Distributions  Distributions           Accrued      Reinvested
Dec. 31         Media       Interest       <F2> <F4>        <F2> <F4>      <F2> <F4>          Interest        Interest
- -----------------------------------------------------------------------------------------------------------------------
1992           $1,200           $ 44          $1,240             $ 60         $1,254              $ 25          $1,225
1993            2,400            151           2,545              298          2,618                86           2,486
1994            3,600            335           3,803              542          3,752               224           3,824

Notes:

<F1>  The Program provides for Proportionate Company Payments in addition to
      Employee Contributions. The amounts shown are simply for illustrative purposes and do not reflect any such Proportionate Company Payments.

<F2>  Cumulative values include the year-end market value of Stock and the
      Unit Price of Mutual Fund, ST Fund, and LT Fund Units purchased through the reinvestment of income and dividends, as the case may be. Capital gains distributions of $2.76, $3.43, and $1.71 per unit were paid on Mutual Fund Units in 1992, 1993 and 1994, respectively, and capital gain distributions of $0.11, $0.54 and $0.09 per unit were paid on LT Fund Units in 1992, 1993 and 1994, respectively.

<F3>  The market value of Stock is based on the closing price as of year end, as reported by the Consolidated Tape of New York Stock Exchange listed shares.

<F4>  The value of Mutual Fund, ST Fund, and LT Fund Units is based on the
      Unit Price as of year end. Unit Price, which is equal to the net asset value per Unit, is determined in accordance with Section III of the Rules of the Funds. Effective January 1, 1989, the HP Fund was discontinued as an employee savings option. As provided by the Plan, employee contributions, plus accumulated interest, for the year 1990 will be converted into LT Fund Units as of January 1, 1995. The HP Fund rate was 4.73% in 1994.


33

$1,000 Investment

This table illustrates the value at year end of an assumed investment of $1,000 made on January 1, 1992 in Bonds, Stock, Mutual Fund, ST Fund, LT Fund, and MM Fund.

                         Value of investment of $1,000
                      Investment Made on January 1, 1992
                                   Bonds                            Stock                          Mutual Fund
                         ----------------------------      --------------------------    ------------------------------
                                          Redemption                    Market Value                             Value
                                               Value                       Including                         Including
At Year                   Cumulative       Including       Cumulative     Reinvested        Cumulative      Reinvested
Ended                        Accrued         Accrued       Reinvested      Dividends        Reinvested   Distributions
Dec. 31                     Interest        Interest        Dividends       <F2><F3>     Distributions        <F2><F4>
- ------------------------------------------------------------------------------------------------------------------------
1992                            $ 39          $1,039              $22         $1,134              $102          $1,083
1993                              91           1,091               56          1,429               232           1,207
1994                             126           1,126               96          1,431               322           1,186

                                 ST Fund                          LT Fund                              MM Fund
                         ----------------------------      --------------------------    ------------------------------
                                               Value                           Value                        Redemption
                                           Including                       Including                             Value
At Year                   Cumulative      Reinvested       Cumulative     Reinvested        Cumulative       Including
Ended                        Accrued        Interest       Reinvested  Distributions           Accrued      Reinvested
Dec. 31                     Interest        <F2><F4>    Distributions       <F2><F4>          Interest        Interest
- ------------------------------------------------------------------------------------------------------------------------
1992                            $ 69          $1,063             $ 87         $1,069              $ 40          $1,040
1993                             130           1,125              211          1,174                75           1,075
1994                             194           1,144              298          1,144               121           1,121


GE S&S Program Mutual Fund and S&S Long Term Interest Fund Operating Expenses (as a percentage of average net assets) for the year ended December 31, 1994:


                                                    Mutual Fund      LT Fund
- -----------------------------------------------------------------------------
Management Expenses                                        .07%         .06%
Other Expenses                                             .06%         .05%
                                                          -----        -----
Total Fund operating expenses                              .13%         .11%
                                                          =====        =====

The following expenses would be paid on a $1,000 investment assuming 5% annual return:

                                  1 Year    3 Years     5 Years     10 Years
- -----------------------------------------------------------------------------
Mutual Fund                           $1         $4          $7          $17
LT Fund                                1          4           6           14

The purpose of this table is to assist the investor in understanding the expenses that an investor in the Fund will bear indirectly. This example should not be considered a representation of past or future expenses. Actual expenses may be greater or lesser than those shown.

34

GE S&S PROGRAM DISCLOSURE STATEMENT

                        GE SAVINGS AND SECURITY PROGRAM

THE GE SAVINGS AND SECURITY PROGRAM (THE "S&SP") IS DESIGNED TO COMPLY WITH
SECTION 404(C) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, WHICH SETS FORTH CERTAIN RIGHTS AND RESPONSIBILITIES FOR FIDUCIARIES. IN THE S&SP, YOU - NOT THE COMPANY, THE TRUSTEES OR ANYONE ELSE - CONTROL YOUR OWN INVESTMENTS. YOU HAVE A DIVERSE CHOICE OF INVESTMENT OPTIONS AND THE ABILITY TO MAKE FREQUENT CHANGES, DEPENDING ON YOUR PERSONAL SAVINGS STRATEGY. AS A RESULT, THE FIDUCIARIES OF THE S&SP WILL NOT BE LIABLE FOR LOSSES OCCURRING TO YOUR ACCOUNT BECAUSE OF YOUR INVESTMENT CONTROL.

      THIS DOCUMENT SETS FORTH INFORMATION ABOUT THE INVESTMENT ALTERNATIVES AVAILABLE TO PARTICIPANTS OF THE S&SP AND IS BEING PROVIDED TO ASSIST THEM IN MAKING INFORMED INVESTMENT DECISIONS. THIS DOCUMENT IS INTENDED TO CONSTITUTE PART OF THE INFORMATION REQUIRED TO BE PROVIDED TO PARTICIPANTS BY SECTION 404(C) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND TITLE 29 OF THE CODE OF FEDERAL REGULATIONS SECTION 2550.404C-1. FOR A DESCRIPTION OF CERTAIN INFORMATION AVAILABLE TO PARTICIPANTS OF THE S&SP, SEE "ADDITIONAL INFORMATION" BELOW. THE TERM "PARTICIPANTS" WHEN USED HEREIN REFERS TO PARTICIPANTS AND/OR BENEFICIARIES OF THE S&SP, AS THE CASE MAY BE.

      The S&SP provides employees of General Electric Company (the "Company") and its participating affiliates an opportunity for convenient, regular and substantial personal savings. Subject to certain restrictions more fully described in the GE Benefits Handbook, the S&SP enables employees to invest their savings in one or more of the following investment media:

a.    Common Stock of the Company ("Stock");

b.    GE S&S Program Mutual Fund (the "Mutual Fund");

c.    GE S&S Short Term Interest Fund (the "ST Fund");

d.    GE S&S Long Term Interest Fund (the "LT Fund");

e. GE S&S Money Market Fund (the "MM Fund" and, collectively with the Mutual Fund, the ST Fund, and the LT Fund, the "Funds");

f.    United States Savings Bonds ("Bonds"); and

g.    Life Insurance.

                    DESCRIPTION OF INVESTMENT ALTERNATIVES

I. BONDS

      The Bonds in which participants may invest are Series "EE" Savings Bonds issued by the U.S. Treasury. Beginning July 1, 1995, such purchase may be made only from the participant's after-tax savings. The option to purchase Bonds under the S&SP is subject to numerous restrictions which are more fully described in the GE Benefits Handbook.

II. STOCK

      The participants may invest in shares of common stock of the Company. The Stock held in a participant's account will increase or decrease in value depending on how well the Stock performs in the stock market. Participants should be aware that an investment in stock of any company, including the Company's Stock, may be subject to greater market volatility than investing in a diversified portfolio of securities. There are no restrictions on the exercise of voting, tender or similar rights appurtenant to a participant's investment in Stock. The option to purchase Stock under the S&SP is more fully described in the GE Benefits Handbook.

      It is the policy of the Trustees of the S&SP that information relating to participant transactions and voting with respect to Stock in the S&SP shall be maintained in confidence. While participants may easily access information relating to their own accounts, third party access to participant information is restricted through the use of PIN numbers. In addition, those individuals whose jobs require them to have access to S&SP records are instructed concerning the confidential nature of this information. The Trustees of the S&SP (c/o General Electric Investment Corporation, 3003 Summer Street, Stamford, CT 06905 (203-326-2300)) are responsible for monitoring compliance with the procedures established to provide for the confidentiality of this information.

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35

GE S&S PROGRAM DISCLOSURE STATEMENT - Continued

      RESALE OF SHARES ACQUIRED PURSUANT TO THE PLAN.

      Officers of the Company may reoffer or resell Stock acquired pursuant to the S&SP only in connection with a separate registration statement which has been declared effective under the Securities Act of 1933, as amended (the "1933 Act"), an amendment to the current Registration Statement on Form S-8 of the S&SP, or pursuant to an available exemption under the 1933 Act, including the exemption provided by Rule 144 or any successor provisions thereunder (hereinafter referred to as "Rule 144"), subject to certain limitations set forth in Rule 144 but without regard to the two-year holding period provided for under Rule 144. Officers of the Company who acquire Stock pursuant to the S&SP should consult with their assigned counsel to ascertain whether or not their position within the Company requires compliance with the resale restrictions described above.

III. LIFE INSURANCE

      Any participant may elect to apply 1% or 1/2% of his or her earnings to the purchase of life insurance. Such purchase shall be from the participant's after-tax savings. The option to purchase life insurance under the S&SP and the benefits payable thereunder are more fully described in the GE Benefits Handbook.

IV. INVESTMENTS IN THE FUNDS

A. INVESTMENT OBJECTIVES AND POLICIES

      1. GE S&S PROGRAM MUTUAL FUND

      The moneys received by the Mutual Fund will be invested principally in common stock and in securities convertible into common stock. Purchases will be made principally on the basis of opportunities for long-term growth of capital and income. The Mutual Fund may keep a portion of its assets in cash or invest the same in short-term obligations, including repurchase agreements. Investments may also be made in preferred stocks and in debt securities when such investments appear consistent with the long-term objectives of the Mutual Fund. Securities may be sold without regard to the length of time they have been held; however, they will not be purchased for trading purposes.

      Although the Mutual Fund is expected to invest primarily in securities issued by U.S. companies, the Mutual Fund may also invest in foreign securities, including securities of foreign issuers in the form of depositary receipts. Additional instruments in which the Mutual Fund may invest include, but are not limited to, securities rated lower than investment grade, non-publicly traded securities, illiquid securities and securities that are not registered under the the 1933 Act, but that can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act ("Rule 144A Securities"). In addition, the Mutual Fund may engage in certain investment techniques and strategies, which may include entering into securities transactions on a when-issued or delayed-delivery basis. These instruments, investment techniques and strategies have risks and special considerations associated with them that are described below under "Risk Factors and Special Considerations."

      2. GE S&S Short Term Interest Fund

      The moneys received by the ST Fund will be invested in debt obligations of the U.S. Government and its instrumentalities, banks and corporations, and contracts with insurance companies. Investments will be made principally with the objective of preserving principal and achieving a market-related interest rate of return. Nevertheless, the ST Fund may keep a portion of its assets in cash or invest the same in appropriate short-term obligations or in intermediate-term obligations when such investments appear consistent with the objective of the ST Fund. Securities may be sold without regard to the length of time held; however, they will not be purchased for trading purposes.

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36

GE S&S PROGRAM DISCLOSURE STATEMENT - (Continued)

      Additional instruments in which the ST Fund may invest include, but are not limited to, obligations of foreign companies or foreign governments or their agencies or instrumentalities, non-publicly traded securities, repurchase agreements, illiquid securities, Rule 144A Securities, securities of other investment funds, mortgage related securities, adjustable rate mortgage related securities ("ARMs"), collateralized mortgage obligations ("CMOs"), government stripped mortgage related securities, asset-backed and receivable-backed securities, zero coupon obligations, floating and variable rate instruments and money market instruments. The ST Fund may also invest in indexed securities, the value of which is linked to currencies, interest rates, commodities, indices or other financial indicators. In addition, the ST Fund may engage in certain investment techniques and strategies, which may include purchasing and writing put and call options on securities, purchasing put and call options on securities indexes, entering into interest rate, financial and bond index futures contracts or related options that are traded on a U.S. or foreign exchange or board of trade or in the over-the-counter market, engaging in forward currency transactions, purchasing and writing put and call options on foreign currencies, entering into securities transactions on a when-issued or delayed-delivery basis, entering into mortgage dollar rolls and lending portfolio securities. These other instruments, investment techniques and strategies have risks and special considerations associated with them that are described below under "Risk Factors and Special Considerations."

      3. GE S&S LONG TERM INTEREST FUND

      The LT Fund portfolio will be invested with the objective of achieving a high interest rate of return over a long-term period consistent with a degree of risk determined by the Trustees of the LT Fund to be acceptable for the LT Fund from time to time in their absolute discretion and consistent with prudent investment management and preservation of capital. The moneys received by the LT Fund will be invested in debt securities consisting of corporate bonds and debentures acquired in the public market or in private transactions, real estate sale-leasebacks and real estate mortgages secured by net credit leases, obligations of the U.S. Government and its instrumentalities, contracts with insurance companies, preferred stock and other types of fixed income investments. In order to meet the requirements of the LT Fund, the LT Fund may keep a portion of its assets in cash or in appropriate short-term or intermediate-term obligations. The LT Fund may participate in any available futures market with respect to the above investments in order to reduce uncertainties associated with interest rate fluctuations to the extent such participation is permitted by law and consistent with the objectives of the LT Fund. The Trustees of the LT Fund shall comply with the limitations on gross income and the requirements with respect to the categories and diversification of LT Fund assets as are applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended, and shall comply with the requirements applicable to registered investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"), unless expressly excepted therefrom. Any requirements with respect to categories and diversification shall be determined by reference to the market value of the LT Fund at the time of acquisition of the proposed investments. The LT Fund portfolio will be diversified.

      Additional instruments in which the LT Fund may invest include, but are not limited to, obligations issued by foreign companies or foreign governments or their agencies or instrumentalities, securities rated lower than investment grade, non-publicly traded securities, repurchase agreements, illiquid securities, Rule 144A Securities, securities of supranational agencies, zero coupon obligations, floating and variable rate instruments, mortgage related securities, ARMs, CMOs, government stripped mortgage related securities, asset-backed and receivable-backed securities and money market instruments. The LT Fund may also invest in indexed securities, the value of which is linked to currencies, interest rates, commodities, indices or other financial indicators. In addition, the LT Fund may engage in certain investment techniques and strategies, which may include purchasing and writing put and call options on securities, purchasing put and call options on securities indexes, entering into interest rate, financial and bond index futures contracts or related options that are traded on a U.S. or foreign exchange or board of trade or in the over-the-counter market, engaging in forward currency transactions, purchasing and writing put and call options on foreign currencies, entering into securities transactions on a when-issued or delayed-delivery basis, entering into mortgage dollar rolls and lending portfolio securities. These other instruments, investment techniques and strategies have risks and special considerations associated with them that are described below under "Risk Factors and Special Considerations."

37

      4. GE S&S MONEY MARKET FUND

      The investment objective of the MM Fund is to seek as high a level of current income as is consistent with the preservation of capital and liquidity within the standards prescribed by the Trustees of General Electric Savings & Security Trust. The moneys received by the MM Fund will be invested in money market instruments and in other debt securities maturing in one year or less. Such instruments may include debt obligations of the U.S. Government and its instrumentalities, debt obligations of banks, savings and loan associations and corporations, and investments in other money market funds. Such instruments may also include commercial paper and notes, including those with floating or variable rates of interest, debt obligations of foreign branches of foreign banks, debt obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities, including obligations of supranational entities, debt securities issued by foreign issuers, and repurchase agreements. Nevertheless, the Fund may keep a portion of its assets in cash. The MM Fund may participate in any available futures market with respect to the above investments in order to reduce uncertainties associated with interest rate fluctuations to the extent such participation is permitted by law and consistent with the objectives of the MM Fund.

      The MM Fund, in addition to investing as described above, may hold Rule 144A Securities. In addition, the MM Fund may engage in certain investment techniques and strategies, which may include entering into reverse repurchase agreements, entering into securities transactions on a when-issued or delayed-delivery basis and lending portfolio securities. These other instruments, investment techniques and strategies have risks and special considerations associated with them that are described below under "Risk Factors and Special Considerations."

B. INVESTMENT RESTRICTIONS

      1. THE MUTUAL FUND

      Investments by the Mutual Fund shall be subject to the following restrictions:

            a. Moneys in the Mutual Fund will not be used in the underwriting of securities or for the purchase of real estate, interests in real estate, investment trusts, commodities or commodity contracts, or invested in companies for the purpose of exercising control or management, or invested in securities of registered investment companies.

            b. Moneys in the Mutual Fund will not be lent to others, although they may be applied to the purchase of bonds and debt securities of a type publicly distributed or customarily purchased by institutional investors.

            c. The Mutual Fund will not acquire any securities if immediately after such acquisition and as a result thereof (a) the Mutual Fund would hold more than 10% of the outstanding voting securities of any issuer, (b) more than 5% of the value of the total assets in the Mutual Fund would be represented by the securities of any one issuer (except securities of the U.S. Government and its instrumentalities), (c) more than 25% of the value of the total assets in the Mutual Fund would be invested in any particular industry, (d) more than 5% of the value of the total assets in the Mutual Fund would be invested in issuers which (including predecessors) have not been in continuous operation for at least three years.

38

            d. The Mutual Fund will not invest in securities of the Company or its affiliates, or in securities of the investment manager, and will not during the existence of any underwriting syndicate purchase any securities for which its investment manager is acting as principal underwriter.

            e. The Mutual Fund will not purchase from or sell any of its portfolio securities to the Company or its affiliates or its investment manager or any officer or director of either.

            f. The Mutual Fund will not engage in margin transactions or short sales or participate in a joint trading account.

            g. The Mutual Fund will not invest in puts, calls or similar options.

            h. The Mutual Fund will not mortgage or pledge any of its assets, except the Mutual Fund may borrow money from the GE Savings and Security Trust and secure repayment by pledging assets of the Mutual Fund.

      2. THE ST FUND, THE LT FUND AND THE MM FUND

      The ST Fund, the LT Fund and the MM Fund will not:

            a. purchase securities on margin or sell short or participate in a joint trading account;

            b. deal in options to buy or sell securities except to the extent permitted by law;

            c. borrow money or property except as a temporary measure to meet the cash or administrative needs of such Funds. In no event will the amount of such borrowings exceed 10% of such Funds' total assets taken at market value at the time of such borrowing;

            d. make cash loans to others except through the purchase of debt securities in accordance with such Funds' investment objectives;

            e. invest directly in real estate (except as specified in Paragraph A.3. above with respect to investments of the LT Fund) or invest in interests in oil, gas or other mineral lease or production agreements;

            f. act as an underwriter of securities for other issuers except that such Fund may acquire securities under circumstances where if they are later resold it may be deemed to be an underwriter under the 1933 Act;

            g. purchase securities for the purpose of exercising control or management;

            h. pledge, mortgage or hypothecate any of its assets except, that, to secure borrowings permitted by subparagraph c, it may pledge securities which, together with all such securities previously so pledged, at the time of pledge, do not exceed 10% of such Funds' total assets;

            i. unless otherwise permitted by law, purchase from or sell directly to any of its officers or Trustees or General Electric Investment Corporation ("GEIC") or the officers or directors of GEIC, or any other affiliate (as defined by the 1940 Act) of such Fund or any affiliate of such affiliate, portfolio securities or other property of such Fund; or

            j. unless otherwise permitted by law, invest in securities of the Company or its affiliates, or in securities of an investment manager of such Fund and will not during the existence of any underwriting syndicate purchase any securities for which its investment manager is acting as principal underwriter.

      In addition to the foregoing, the LT Fund will not:

            a. purchase any security if as a result of such purchase more than 25% of its total assets would be invested in a particular industry;

            b. purchase any security if as a result of such purchase more than 25% of its total assets would be subject to legal or contractual restrictions on resale; or

39

            c.    invest in the securities of registered investment companies.

C. RISK FACTORS AND SPECIAL CONSIDERATIONS

      Investing in the Funds involves risk factors and special considerations, such as those described below:

      GENERAL. An investment in any Fund should not be considered to be a complete investment program.

      DEBT INSTRUMENTS. Each of the Funds is authorized to invest in debt instruments. A debt instrument held by a Fund will be affected by general changes in interest rates that will in turn result in increases or decreases in the market value of those obligations. The market value of debt instruments in a Fund's portfolio can be expected to vary inversely to changes in prevailing interest rates. In periods of declining interest rates, the yield of a Fund holding a significant amount of debt instruments will tend to be somewhat higher than prevailing market rates, and in periods of rising interest rates, the Fund's yield will tend to be somewhat lower. In addition, when interest rates are falling, money received by such a Fund from the continuous sale of its shares will likely be invested in portfolio instruments producing lower yields than the balance of its portfolio, thereby reducing the Fund's current yield. In periods of rising interest rates, the opposite result can be expected to occur.

      CERTAIN INVESTMENT GRADE OBLIGATIONS. The Mutual Fund, the ST Fund and the LT Fund may each invest in obligations rated BBB by S&P or Baa by Moody's. Although obligations rated BBB by S&P or Baa by Moody's are considered investment grade, they may be viewed as being subject to greater risks than other investment grade obligations. Obligations rated BBB by S&P are regarded as having only an adequate capacity to pay principal and interest and those rated Baa by Moody's are considered medium-grade obligations that lack outstanding investment characteristics and have speculative characteristics as well.

      LOW-RATED SECURITIES. The Mutual Fund, the ST Fund and the LT Fund are authorized to invest in securities rated lower than investment grade (sometimes referred to as "junk bonds"). Low-rated and comparable unrated securities (collectively referred to as "low-rated" securities) likely have quality and protective characteristics that, in the judgment of a rating organization, are outweighed by large uncertainties or major risk exposures to adverse conditions, and are predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. Securities in the lowest rating categories may be in default or may present substantial risks of default.

      Although the market values of low-rated securities tend to react less to fluctuations in interest rate levels than the market values of higher-rated securities, the market values of certain low-rated securities tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-rated securities. In addition, low-rated securities generally present a higher degree of credit risk. Issuers of low-rated securities are often highly leveraged and may not have more traditional methods of financing available to them, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. The risk of loss due to default by these issuers is significantly greater because low-rated securities generally are unsecured and frequently are subordinated to the prior payment of senior indebtedness. A Fund may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. The existence of limited markets for low-rated securities may diminish a Fund's ability to obtain accurate market quotations for purposes of valuing the securities held by the Fund and calculating the Fund's net asset value.

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40

GE S&S PROGRAM DISCLOSURE STATEMENT - (Continued)

      NON-PUBLICLY TRADED AND ILLIQUID SECURITIES. The Mutual Fund, the ST Fund and the LT Fund may each invest in non-publicly traded securities and illiquid securities. Non-publicly traded securities may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by a Fund. In addition, companies whose securities are not publicly traded are not subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. A Fund's investments in illiquid securities are subject to the risk that should the Fund desire to sell any of these securities when a ready buyer is not available at a price that GEIC deems representative of their value, the value of the Fund's net assets could be adversely affected.

      REPURCHASE AND REVERSE REPURCHASE AGREEMENTS. The Mutual Fund, the ST Fund, the LT Fund and the MM Fund may enter into repurchase agreements. A Fund entering into a repurchase agreement will bear a risk of loss in the event that the other party to the transaction defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the underlying securities. A Fund will be, in particular, subject to the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert its right to them, the risk of incurring expenses associated with asserting those rights and the risk of losing all or a part of the income from the agreement.

      The MM Fund may enter into reverse repurchase agreements. A reverse repurchase agreement involves the risk that the money market value of the securities retained by the MM Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the MM Fund's use of the proceeds of the agreement may be restricted pending a determination by the party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

      WARRANTS. The Mutual Fund may invest in warrants. Because a warrant, which is a security permitting, but not obligating, its holder to subscribe for another security, does not carry with it the right to dividends or voting rights with respect to the securities that the warrant holder is entitled to purchase, and because a warrant does not represent any rights to the assets of the issuer, a warrant may be considered more speculative than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying security and a warrant ceases to have value if it is not exercised prior to its expiration date. Warrants acquired by the Mutual Fund in units or attached to securities may be deemed to be without value.

      INVESTMENT IN FOREIGN SECURITIES. Each Fund may invest in securities issued by foreign companies and foreign governments or their agencies or instrumentalities. Investing in securities issued by foreign companies and governments involves considerations and potential risks not typically associated with investing in obligations issued by the U.S. Government and U.S. corporations. Less information may be available about foreign companies than about U.S. companies, and foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to U.S. companies. The values of foreign investments are affected by changes in currency rates or exchange control regulations, restrictions or prohibitions on the repatriation of foreign currencies, application of foreign tax laws, including withholding taxes, changes in governmental administration or economic monetary policy (in the United States or abroad) or changed circumstances in dealings between nations. Costs are also incurred in connection with conversions between various currencies. In addition, foreign brokerage commissions are generally higher than those charged in the United States and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than in the United States. Investments in foreign countries could be affected by other factors not present in the United States, including expropriation, confiscatory taxation, lack of uniform accounting and auditing standards, limitations on the use or removal of funds or other assets (including the withholding of dividends), and potential difficulties in enforcing contractual obligations, and could be subject to extended clearance and settlement periods.

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41

GE S&S PROGRAM DISCLOSURE STATEMENT - (Continued)

      A Fund's unit value may change significantly when the currencies, other than the U.S. dollar, in which the Fund's portfolio investments are denominated strengthen or weaken against the U.S. dollar. Currency exchange rates generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries as seen from an international perspective. Currency exchange rates can also be affected unpredictably by intervention by U.S. or foreign governments or central banks or by currency controls or political developments in the United States or abroad.

      COVERED OPTION WRITING. The ST Fund and the LT Fund may purchase and write put and call options on securities. Upon the exercise of a put option written by the ST Fund or the LT Fund, the Fund may suffer a loss equal to the difference between the price at which the Fund is required to purchase the underlying security and its market value at the time of the option exercise, less the premium received for writing the option. Upon the exercise of a call option written by the ST Fund or the LT Fund, the Fund may suffer a loss equal to the excess of the security's market value at the time of the option's exercise over the Fund's acquisition cost of the security, less the premium received from writing the option. In addition, no assurance can be given that the ST Fund or the LT Fund will be able to effect closing purchase transactions at a desired time. The ability of the ST Fund and the LT Fund to engage in closing transactions with respect to options depends on the existence of a liquid secondary market. Although the ST Fund and the LT Fund will generally purchase or write securities options only if a liquid secondary market appears to exist for the option purchased or sold, no such secondary market may exist or the market may cease to exist.

      The ST Fund and the LT Fund will engage in hedging transactions only when deemed advisable by GEIC. Successful use by the ST Fund and the LT Fund of options will depend on GEIC's ability to predict correctly movements in the direction of the securities underlying the option used as a hedge. Losses incurred in hedging transactions and the costs of these transactions will affect the Fund's performance.

      SECURITIES INDEX OPTIONS. The ST Fund and the LT Fund may each purchase options on securities indexes. Securities index options are subject to position and exercise limits and other regulations imposed by the exchange on which they are traded. The ability of the ST Fund and the LT Fund to engage in closing purchase transactions with respect to securities index options depends on the existence of a liquid secondary market. Although the ST Fund and the LT Fund will generally purchase or write securities index options only if a liquid secondary market for the options purchased or sold appears to exist, no such secondary market may exist, or the market may cease to exist at some future date, for some options. No assurance can be given that a closing purchase transaction can be effected when GEIC desires that the ST Fund or the LT Fund engage in such a transaction.

      FUTURES AND OPTIONS ON FUTURES. The ST Fund and the LT Fund may invest in financial and bond index futures or related options. The uses of futures contracts and options on futures contracts as a hedging device involves several risks. No assurance can be given that a correlation will exist between price movements in the underlying securities or index and price movements in the securities that are the subject of the hedge. Positions in futures contracts and options on futures contracts may be closed out only on the exchange or board of trade on which they were entered, and no assurance can be given that an active market will exist for a particular contract or option at any particular time. Losses incurred in hedging transactions and the costs of these transactions will affect the Fund's performance.

42

      FORWARD CURRENCY TRANSACTIONS. The ST Fund and the LT Fund may engage in forward currency transactions. In entering into forward currency contracts, the ST Fund and the LT Fund will be subject to a number of risks and special considerations. The market for forward currency contracts, for example, may be limited with respect to certain currencies. The existence of a limited market may in turn restrict the Fund's ability to hedge against the risk of devaluation of currencies in which the Fund holds a substantial quantity of securities. The successful use of forward currency contracts as a hedging technique draws upon GEIC's special skills and experience with respect to those instruments and will usually depend upon GEIC's ability to forecast interest rate and currency exchange rate movements correctly. Should interest or exchange rates move in an unexpected manner, the ST Fund and the LT Fund may not achieve the anticipated benefits of forward currency contracts or may realize losses and thus be in a less advantageous position than if those strategies had not been used. Many forward currency contracts are subject to no daily price fluctuation limits so that adverse market movements could continue with respect to those contracts to an unlimited extent over a period of time. In addition, the correlation between movements in the prices of those contracts and movements in the prices of the currencies hedged or used for cover will not be perfect.

      GEIC's ability to dispose of the ST Fund's or the LT Fund's positions in forward currency contracts depends on the availability of active markets in those instruments, and GEIC cannot now predict the amount of trading interest that may exist in the future in forward currency contracts. Forward currency contracts may be closed out only by the parties entering into an offsetting contract. As a result, no assurance can be given that the ST Fund or the LT Fund will be able to utilize these contracts effectively for the intended purposes.

      OPTIONS ON FOREIGN CURRENCIES. The ST Fund and the LT Fund may purchase and write put and call options on foreign currencies. Like the writing of other kinds of options, the writing of an option on a foreign currency constitutes only a partial hedge, up to the amount of the premium received; the ST Fund or the LT Fund could also be required, with respect to any option it has written, to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuation in exchange rates, although in the event of rate movements adverse to the Fund's position, the Fund could forfeit the entire amount of the premium plus related transaction costs.

      INSTRUMENTS AND STRATEGIES INVOLVING SPECIAL RISKS. Certain instruments in which the Funds can invest and certain investment strategies that the Funds may employ could expose the Funds to various risks and special considerations. The instruments presenting risks to a Fund that holds the instruments include Rule 144A Securities, depositary receipts, securities of supranational agencies, securities of other investment funds, floating and variable rate instruments, zero coupon obligations, mortgage related securities, ARMs, CMOs, government stripped mortgage related securities and asset-backed and receivable-backed securities. Among the risks that some, but not all, of these instruments involve are lack of liquid secondary markets and the risk of prepayment of principal. The investment strategies involving special risks to some or all of the Funds include engaging in when-issued or delayed-delivery securities transactions, entering into mortgage dollar rolls and lending portfolio securities. Among the risks that some, but not all, of these strategies involve are the increased exposure to fluctuations in market value of the securities and certain credit risks.

43

D. INVESTMENT ADVISOR

      GEIC, located at 3003 Summer Street Stamford, Connecticut 06905, serves as the investment advisor of each Fund. GEIC is a wholly owned subsidiary of the Company and is a registered investment advisor under the Investment Advisors Act of 1940, as amended.

                            INVESTMENT INSTRUCTIONS

      Participants in the S&SP elect the investment media in which they wish to invest and may change their investment options or their rate of savings in accordance with the procedures set forth in the GE Benefits Handbook. Participants may transfer savings from one investment option to another up to 12 times each calendar year. For more information regarding investment instructions, see the GE Benefits Handbook.

                               FEES AND EXPENSES

      The fees and expenses of each of the investment alternatives are set forth in the Annual Report of the S&SP. There are no transaction fees charged to the Funds or to a participant's account balance in connection with purchases or sales of interests in investment alternatives.

                            ADDITIONAL INFORMATION

      The Trustees of the S&SP are responsible for providing certain additional information to you, either directly or upon your request. The information provided directly to you is contained in the Annual Report of the S&SP and includes (i) a description of the annual operating expenses of each investment alternative with respect to which expenses are incurred and the aggregate amount of such expenses expressed as a percentage of average net assets, (ii) copies of available financial statements relating to the investment alternatives, (iii) a list of the securities comprising the portfolio of each Fund and the value of such securities, and, with respect to each asset which is a fixed rate investment contract issued by a bank, savings and loan association or insurance company, the name of the issuer, the term and the rate of return on the contract, and (iv) the investment performance of each Fund. The information available to you upon your request is information concerning the value of units in each of the Funds or shares of the Company, as well as the value of such units or shares held in a participant's account, which may be obtained at anytime by calling 1-800-432-4313. The address and telephone number of the Trustees of the S&SP are c/o General Electric Investment Corporation, 3003 Summer Street, Stamford, CT 06905 (203-326-2300).

44

GE S&S PROGRAM FUNDS

                               MEET THE MANAGERS

EUGENE K. BOLTON, EXECUTIVE VICE PRESIDENT, DOMESTIC EQUITIES

[PHOTO OF EUGENE K. BOLTON APPEARS HERE]

Gene Bolton is responsible for the overall management of the U.S. equity operation at GE Investments with total assets of nearly $17 billion. His responsibilities include overseeing the portfolio management team of the S&S Program Mutual Fund listed below.

Gene joined GE in 1964. After completing GE's Financial Management Program(FMP) he held a number of financial and strategic planning positions in the U.S. and Europe. Joining GE Investments in 1984 as Chief Financial Officer, he moved to equities as a Portfolio Manager in 1986 and was named to his present position in 1991.

Gene is a Trustee of the GE Pension Trust and GE's Employee Savings Program, as well as Chairman of the Asset Allocation Committee of GE Investments. He also serves as a Trustee of the Investment Management Workshop, sponsored by the Association for Investment Management and Research.

Gene is a graduate of Mundelein College with a B.A. in Business and Management.

ROBERT A. MACDOUGALL, SENIOR VICE PRESIDENT, FIXED INCOME

[PHOTO OF ROBERT A. MACDOUGALL APPEARS HERE]

Bob MacDougall manages the taxable fixed income operation with total assets of over $13 billion. His responsibilities include managing the S&S Long Term Interest Fund.

Bob joined GE Investments in 1986 as a mutual fund portfolio manager and was named to his present position in 1992. Previously he was with GE's Corporate Treasury Operation managing the Company's $2 billion portfolio of marketable securities. Bob has held various financial management positions since joining GE in 1973.

The recipient of several Performance Achievement Awards from Lipper Analytical Services, Bob is a member of the GE Investment's Asset Allocation Committee and Institutional Investor's Fixed Income Forum.

Bob is a graduate of the University of Massachusetts with a Bachelor's and Master's degree in Business Administration.

                                INVESTMENT TEAM

PORTFOLIO MANAGERS

S&S PROGRAM MUTUAL FUND

Eugene K. Bolton
David B. Carlson
Elaine G. Harris
Peter J. Hathaway
A. John Kohlhepp
Paul C. Reinhardt

S&S LONG TERM INTEREST FUND

Robert A. MacDougall

TRUSTEES

Dale F. Frey
Chairman of the Board and President, General Electric Investment Corporation

Eugene K. Bolton
Michael J. Cosgrove
Ralph R. Layman
Alan M. Lewis
John H. Myers
Donald W. Torey
Officers of General Electric Investment Corporation

SECRETARY

Alan M. Lewis

INVESTMENT ADVISOR

General Electric Investment Corporation

INDEPENDENT AUDITORS

KPMG Peat Marwick LLP

CUSTODIAN

State Street Bank & Trust Company

UNITHOLDER SERVICING AGENT

Address all inquiries outside the S&S Program to:

      GE Investments
      P.O. Box 8309
      Boston, MA 02266-8309

Address all inquiries INSIDE the S&S Program to:

      GE S&SP Transaction Processing Center
      P.O. Box 44079
      Jacksonville, FL 32231-4079

45

GE S&S PROGRAM FUNDS SERVICES

TOLL-FREE SERVICES FOR OUR UNITHOLDERS

                OUTSIDE THE SAVINGS AND SECURITY PROGRAM (S&SP)

Units held outside the S&SP were previously distributed to you in the form of securities. Your account balance is evidenced by annual or semi-annual statements of account issued by GE Investments in Stamford, CT.

            GE Inquiry Center             1-800-242-0134
            Daily Value, Yields/          1-800-843-3359
            Performance

1                    2                          3
Information          Specific Account           Transaction
Only                 Information                Processing


1                    1                          1
Transfer             Account                    Redemption
by Mail              Balance


2                    2                          2
Redeem               Last                       Duplicate
by Mail              Transaction                Tax Forms


3                    3
Change               Duplicate
Address              Statement

4
Price Quotes
for Last Day
of Business

AUDIO RESPONSE SYSTEM:

To obtain information and process account transactions on your Funds held outside the S&SP:

*     Call 1-800-242-0134
*     Press 1, on your touch-tone phone to gain access.
*     Press 3, for information on your Funds held outside the S&SP.
*     Then select from the options illustrated to the left.

PERSONALIZED SERVICES:

Please press zero (0) on your touch-tone phone, or if you have a rotary dial phone please hold to speak directly to an Inquiry Specialist in order to obtain the the following information on your Funds held outside the S&SP:

*     Account Balance Information
*     Statement Information
*     1099 Information
*     Change of Address
*     Change of Income Election
*     Duplicate Statements
*     Outstanding Check Information


                                INSIDE THE S&SP

Units held inside the S&SP have been credited to your account by the S&SP, as the result of payroll deductions. If you are a current employee, the annual "Your Personal Share" statement summarizes your account balance.

For S&SP participants to obtain information and process account transactions on their Funds held inside the Program:


GE S&SP Transaction                     Daily Value, Yields/
Processing Center    1-800-432-4313     Performance          1-800-843-3359